Exhibit 4.3

COVANCE 401(k) SAVINGS PLAN

(As Amended and Restated Effective April 1, 2007)

COVANCE 401(k) SAVINGS PLAN

(As Amended and Restated Effective April 1, 2007)

i

(continued)

(continued)

(continued)

APPENDIX A	Merged Plans	59

SUPPLEMENT A	Leveraged ESOP Provisions	60

SUPPLEMENT B	Participating Employers	66

i

COVANCE 401(k) SAVINGS PLAN

(As Amended and Restated Effective April 1, 2007)

This is the Covance 401(k) Savings Plan (the “Plan”), as amended and restated effective April 1, 2007, except as otherwise provided herein, covering the eligible employees of Covance Inc. and such of its affiliated entities as have adopted the Plan for their eligible employees.  The Plan was called the Stock Purchase Saving Plan of Covance Inc. prior to January 1, 2004, but was renamed effective as of that date.  The rights and obligations under the Plan with respect to an employee who terminated employment before the applicable effective date of this amendment and restatement shall be governed by the terms of the Plan as in effect on the date of his termination of employment.

This Plan consists of a profit sharing and stock bonus plan which is intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code, and an employee stock ownership plan which is intended to qualify as a stock bonus plan under Section 401(a) of the Internal Revenue Code and as an employee stock ownership plan under Section 4975(e)(7) of the Internal Revenue Code.  The assets of the employee stock ownership plan shall consist of the assets transferred to this Plan as the result of the merger of the Covance Inc. Employee Stock Ownership Plan with and into this Plan effective December 31, 1999 and amounts attributable to Matching Contributions and Discretionary Contributions made to this Plan on or after December 31, 1996 and before April 1, 2007.  The assets of the employee stock ownership plan shall be invested primarily in common shares of the Sponsor which qualify as “employer securities” within the meaning of section 409(1) of the Internal Revenue Code.

ARTICLE I.                  DEFINITIONS

The following words and phrases as used herein have the following meanings unless a different meaning is plainly required by the context:

1.1.               “Account” means a Participant’s account in the Fund, including the following sub-accounts:

1.1.1.              “Catch-Up Contribution Account” to which a Participant’s Catch-Up Contributions are allocated, together with any income, gains and losses credited thereto;

1.1.2.              “Discretionary Contribution Account” to which Discretionary Contributions made to the Plan on or after December 31, 1996 are allocated, together with any income, gains and losses credited thereto;

1.1.3.              “Elective Deferral Contribution Account” to which a Participant’s Elective Deferral Contributions are allocated, together with any income, gains and losses credited thereto;

1.1.4.              “ESOP Account” means the portion of a Participant’s Account attributable to the Participant’s benefits under the Covance Inc. Employee Stock Ownership Plan which was merged into the Plan effective December 31, 1999 and any income, gains or losses credited thereto;

1.1.5.              “Matching Contribution Account” to which Matching Contributions are allocated, together with any income, gains and losses credited thereto, including the following subaccounts;

1.1.5.1.           “New Matching Contribution Account” means that portion of a Participant’s Account attributable to Matching Contributions allocated to the Participant on or after December 31, 1996, and any income, gains and losses credited thereto.  Amounts allocated on or after December 31, 1996 and before April 1, 2007 to a Participant’s New Matching Contribution Account were automatically invested 100% in the Employer Stock Fund;

1.1.5.2.           “Pre-1997 Matching Contribution Account” means that portion of a Participant’s Account attributable to Matching Contributions allocated to the Participant after June 30, 1995 and before December 31, 1996, and any income, gains and losses credited thereto;

1.1.5.3.           “Pre-July 1995 Matching Contribution Account” means that portion of a Participant’s Account attributable to Matching Contributions allocated to the Participant prior to July 1, 1995, plus certain employer contributions made to certain of the Merged Plans and any income, gains and losses credited thereto.

1.1.6.              “Prior Plan Account” means the portion of a Participant’s Account attributable to certain contributions made to qualified retirement plans in which the Participant previously participated, together with any income, gains and losses credited thereto, including the following subaccounts;

1.1.6.1.           “Prior CHEOS Plan Account” means that portion of a Participant’s Account attributable to employer discretionary contributions under the Covance Health Economics and Outcome Services Inc. 401(k) Savings Plan (“CHEOS Plan”) which was merged into the Plan effective April 14, 1999, and any income, gains and losses credited thereto;

1.1.6.2.           “Prior GDXI Plan Account” means that portion of a Participant’s Account attributable to employer matching contributions under the GDXI, Inc. 401(k) Plan (“GDXI Plan”) which was merged into the Plan effective April 29, 1999, and any income, gains and losses credited thereto;

1.1.6.3.           “Prior Metpath Plan Account” means that portion of a Participant’s Account attributable to certain employer contributions under the Metpath Profit Sharing Plan of Corning Life Science, Inc. (the “Metpath Plan”) which were merged into the Plan effective November 1995, and any income, gains and losses credited thereto;

1.1.6.4.           “Prior Partnership Plan Account” means that portion of a Participant’s Account attributable to certain employer contributions under the Metpath Plan which was merged into the Plan effective November 1995, and any income, gains and losses credited thereto;

1.1.6.5.           “Prior Profit Sharing Plan Account” means that portion of a Participant’s Account plus certain employer contributions made to certain of the Merged Plans attributable to employer discretionary contributions made to the Plan prior to 1997 plus certain employer contributions made to certain of the Merged Plans and any income, gains and losses credited thereto;

1.1.6.6.           “Prior Savings Contribution Plan Account” means that portion of a Participant’s Account attributable to employee after-tax contributions under the Metpath Plan which was merged into the Plan effective November 1995, and any income, gains and losses credited thereto;

1.1.6.7.           “Prior CRU Plan Account” means that portion of a Participant’s Account attributable to employer discretionary contributions under the Covance 401(k) Savings Plan for Covance CRU, Inc. which was merged into the Plan effective October 9, 2006, and any income, gains and losses credited thereto.  A Participant shall at all times have a 100% vested interest in his Prior CRU Plan Account.

1.1.7.              “Qualified Matching Contribution Account” to which Qualified Matching Contributions, if any, are allocated, together with any income, gains and losses credited thereto;

1.1.8.              “Qualified Nonelective Contribution Account” to which Qualified Nonelective Contributions, if any, are allocated, together with any income, gains and losses credited thereto; and

1.1.9.              “Rollover Contribution Account” to which a Participant’s Rollover Contributions are allocated, together with any income, gains and losses credited thereto.

1.2.               “Account Balance” means, for the purpose of Article XII relating to the provisions that will take effect if the Plan is a Top-Heavy Plan, the sum of:

1.2.1.              the balance, as of the Determination Date, standing to the credit of a Participant (or Beneficiary) in his Account, except for amounts maintained in a Rollover Contribution Account attributable to Rollover Contributions made after 1983 that are treated as “unrelated” under section 416 of the Code and the regulations thereunder;

1.2.2.              contributions due as of the Determination Date; and

1.2.3.              the aggregate distributions made with respect to such Participant (or Beneficiary) under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the

Code during the one-year period ending on the Determination Date.  Distributions (including the cash value of life insurance policies) of a Participant’s Account due to death shall be treated as distributions for purposes of the Section.  This Section shall apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from service, death or disability, Section 1.2.3 shall be applied by substituting “five-year period” for “one-year period.”

1.3.                                            “Aggregation Group” means:

1.3.1.                                          a Required Aggregation Group, or

1.3.2.                                          a Permissive Aggregation Group.

1.4.                                            “Annual Addition” means the sum credited to the Participant under each Defined Contribution Plan for any Limitation Year, of:

1.4.1.                                          Employer contributions,

1.4.2.                                          Employee contributions (other than Rollover Contributions), and

1.4.3.                                          forfeitures.

The term “Annual Addition” shall also include the amount allocated to a separate account of the Participant to provide post-retirement medical benefits (a) under a Defined Benefit Plan, as described in section 415(l)(1) of the Code, and (b) with respect to a Participant who is, or was, a Key Employee for any Plan Year, under a welfare benefit fund, as described in section 419A(d)(2) of the Code.

1.5.                                            “Beneficiary” means:

1.5.1.                                          the Participant’s spouse;

1.5.2.                                          the person, persons or trust designated by the Participant, with the consent of the Participant’s spouse if the Participant is married, as direct or contingent beneficiary in a manner prescribed by the Committee; or

1.5.3.                                          if the Participant has no spouse and has failed to make an effective beneficiary designation, the Participant’s estate.

A married Participant may designate a Beneficiary other than his spouse, provided that such spouse consents to such designation in writing in a manner prescribed by the Committee.  The spouse’s consent must be witnessed by a notary public and must acknowledge the effect of such beneficiary designation.  Such consent shall not be required if the Participant establishes to the satisfaction of the Committee that the consent cannot be obtained because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.  A subsequent spouse of a Participant shall not be bound by a consent executed by any previous spouse of the Participant.

1.6.                                            “Board of Directors” means the Board of Directors of the Sponsor.

1.7.                                            “Break-in-Service” means a 12 consecutive month period beginning on an Employee’s Severance from Service Date, or any anniversary thereof, during which the Employee does not perform an Hour of Service for the Employer.  An individual who is absent from work for maternity or paternity leave shall not incur a Break-in-Service for the 12 consecutive month period beginning on the first anniversary of the first day of such absence.  For purposes of this Section, an absence from work for maternity or paternity leave means an absence by reason of the:

1.7.1.                                          pregnancy of the Employee,

1.7.2.                                          birth of a child of the Employee,

1.7.3.                                          placement of a child with the Employee in connection with the adoption of such child by the Employee, or

1.7.4.                                          provision of care for such child for a period beginning immediately following such birth or placement.

1.8.                                            “Catch-Up Contribution” means a pre-tax contribution made to the Plan by a Participating Employer in accordance with and subject to the limitations of section 414(v) of the Code at the election of a Participant who has attained (or will attain) at least age 50 before the close of the Plan Year.  Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code by reason of the making of such Catch-Up Contributions.

1.9.                                            “Code” means the Internal Revenue Code of 1986, as amended.

1.10.                                     “Committee” means the Benefits Administration Committee consisting of one or more members appointed by the Board of Directors to administer the Plan.

1.11.                                     “Compensation.”

1.11.1.                                   Deferral Compensation. For the purpose of determining Participants’ Elective Deferral Contributions and Catch-Up Contributions, the term “Compensation” means (i) all amounts of regular cash compensation that are treated as wages for Federal income tax withholding under section 3401(a) of the Code (determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) for the Plan Year, including short-term disability payments, plus (ii)

amounts that would be paid an Employee during the year but for the Employee’s election under a cash or deferred arrangement described in section 401(k) of the Code or a cafeteria plan described in section 125 of the Code.  For this purpose, the term “Compensation” shall not include (i) severance pay, (ii) any amount paid after termination from employment with the Employer other than severance pay, unless such amount is paid by the later of 2 1/2 months after termination from employment, or the end of the Limitation Year that includes the date of termination from employment, (iii) all wages received as the result of the receipt of equity compensation paid to the Employee by the Employer (iv) reimbursements or other expense allowances, (v) cash and non-cash fringe benefits (e.g., employee discounts), (vi) moving expenses, (vii) deferred Compensation and (viii) welfare benefits.

1.11.2.                                   Limitations on Annual Additions. For purposes of the limitations on Annual Additions to Participants’ Accounts, the minimum contribution requirement if the Plan should become a Top-Heavy Plan, defining the terms “Highly Compensated Employee” and “Key Employee,” and for purposes of determining the amount of a Catch-Up Contribution under Section 3.1.3, Compensation shall include all amounts that are treated as wages for Federal income tax withholding under section 3401(a) of the Code (determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) and actually paid to the Participant during the Limitation Year plus amounts that would be paid to the Employee during the year but for the Employee’s election under a cash or deferred arrangement described in section 401(k) of the Code, a cafeteria plan described in section 125 of the Code, a simplified employee pension described in section 402(h) of the Code, an annuity program described in section 403(b) of the Code or a qualified transportation fringe benefit plan under Code section 132(f)(4).  For this purpose, the term “Compensation” shall not include (i) severance pay, or (ii) any amount paid after termination from employment with the Employer other than severance pay, unless such amount is paid by the later of 2 1/2 months after termination from employment, or the end of the Limitation Year that includes the date of termination from employment.

1.11.3.                                   Maximum Annual Dollar Limit. The annual Compensation of each Employee taken into account for any purpose under the Plan, other than those described below in this subsection, shall not exceed $225,000 (as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code).  Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan.  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Plan Year or other 12-month period that begins with or within such calendar year.  This subsection shall not apply for purposes of determining which individuals are Key Employees or for purposes of the limitations on Annual Additions to Accounts under section 415 of the Code.

1.11.4.                                   Testing Compensation. For purposes of the average deferral percentage test and the average contribution percentage test, “Compensation” shall be defined using a definition permissible under section 414(s) of the Code.

1.12.                                     “Default Fund” means an Investment Fund or Funds, as specified by the Committee from time to time.

1.13.                                     “Defined Benefit Plan” means any employee pension plan maintained by the Employer that is a qualified plan under section 401(a) of the Code and is not a Defined Contribution Plan.

1.14.                                     “Defined Contribution Plan” means an employee pension plan maintained by the Employer that is a qualified plan under section 401(a) of the Code and provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains, and losses, and any forfeitures from accounts of other participants that may be allocated to such participant’s account.

1.15.                                     “Determination Date” means:

1.15.1.                                   if the Plan is not included in an Aggregation Group, the last day of the preceding Plan Year; or

1.15.2.                                   if the Plan is included in an Aggregation Group, the Determination Date as determined under the preceding subsection that falls within the same calendar year as the determination date of each other plan included in such Aggregation Group.

1.16.                                     “Discretionary Contribution” means the contribution made to the Plan at the discretion of each Participating Employer.

1.17.                                     “Effective Date” of the Plan means July 1, 1972.  The effective date of this amendment and restatement of the Plan is April 1, 2007, except as otherwise specifically stated herein.

1.18.                                     “Elective Deferral Contribution” means a pre-tax contribution made to the Plan by the Participating Employer at the election of the Participant, in lieu of receipt of current compensation.

1.19.                                     “Employee” means:

1.19.1.                                   an individual who is employed by the Employer and whose earnings are reported on a Form W-2;

1.19.2.                                   an individual who is not employed by the Employer but is a leased employee within the meaning of section 414(n)(2) of the Code (as effective for Plan Years beginning after December 31, 1996); provided that, if the total number of leased employees constitutes 20% or less of the Employer’s nonhighly compensated work force, within the meaning of section 414(n)(5)(C)(ii) of the Code, the term “Employee” shall not include those leased employees covered by a “safe harbor” plan described in section 414(n)(5)(B) of the Code; and

1.19.3.                                   when required for purposes of crediting Hours of Service, a former Employee.

1.20.                                     “Employer” means the Sponsor and:

1.20.1.                                   any other employer included with the Sponsor in a controlled group of corporations or trades or businesses within the meaning of section 414(b) or section 414(c) of the Code, or an affiliated service group within the meaning of section 414(m) of the Code; and

1.20.2.                                   any other entity required to be aggregated with the Sponsor pursuant to regulations under section 414(o) of the Code;

provided that any such employer shall be included within the term “Employer” only while a member of such a group including the Sponsor.

1.21.                                     “Employer Stock” means common shares of the Sponsor which qualify as “employer securities” within the meaning of section 409(1) of the Code and “qualifying employer securities” within the meaning of ERISA section 407(d)(5).  Employer securities which are not readily tradable on an established securities market shall be valued by an independent appraiser who meets requirements similar to the requirements of the regulations prescribed under section 170(a)(1) of the Code.

1.22.                                     “Employer Stock Fund” means an Investment Fund comprised primarily of Employer Stock.

1.23.                                     “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for an Employer or, if the sponsor of a Merged Plan is not an Employer, for the sponsor of a Merged Plan.

1.24.                                     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.25.                                     “ESOP Stock” means Employer Stock acquired with the proceeds of an Exempt Loan, as defined in Supplement A.

1.26.                                     “Excess Aggregate Contributions” means that amount of Matching Contributions made on behalf of a Participant for a Plan Year that exceeds the limitation on Matching Contributions set forth in section 401(m) of the Code.

1.27.                                     “Excess Contributions” means that amount of a Participant’s Elective Deferral Contribution for a Plan Year that exceeds the limitation on Elective Deferral Contributions set forth in section 401(k) of the Code.

1.28.                                     “Excess Elective Deferrals” means that amount of a Participant’s “elective deferrals,” as defined in section 402(g)(3) of the Code, for his taxable year, including his

Elective Deferral Contributions under the Plan that exceed the dollar limitation on “elective deferrals” under section 402(g) of the Code.

1.29.                                     “Five-Percent Owner” means any Employee who owns (or is considered as owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of any Participating Employer or stock possessing more than 5% of the total combined voting power of all stock of any Participating Employer or, if a Participating Employer is not a corporation, any person who owns more than 5% of the capital or profits interest in a Participating Employer.  For purposes of this Section, section 318(a)(2)(C) of the Code shall be applied by substituting “5%” for “50%” each time it appears therein.

1.30.                                     “Former Key Employee” means an Employee or former Employee who is a Non-Key Employee with respect to the Plan for the Plan Year if such individual was a Key Employee with respect to the Plan for any prior Plan Year.

1.31.                                     “Fund” means the assets and all income, gains and losses thereon held by the Trustee under the trust agreement for the exclusive benefit of Participants and their Beneficiaries.

1.32.                                     “Highly Compensated Employee” means any Employee who:

1.32.1.                                   was a Five-Percent Owner at any time during the year or the preceding year; or

1.32.2.                                   for the preceding year had Compensation from the Employer in excess of $100,000 (as adjusted under section 414(q) of the Code).

1.33.                                     “Hour of Service” means each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.

1.34.                                     “Investment Fund” means one of the investment funds made available by the Committee, in which the Participant may elect to invest all or a portion of his Account pursuant to Article XI.

1.35.                                     “Key Employee” means an Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $145,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a Five Percent Owner, or person who has annual Compensation from the Employer of more than $150,000 and who would be classified as a Five Percent Owner if “one percent” were substituted for “five percent” each time it appears in the definition of such term.  The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

1.36.                                     “Limitation Year” means the Plan Year.

1.37.                                     “Matching Contribution” means a contribution to the Plan made by a Participating Employer pursuant to a matching formula and allocated to a Participant’s Matching Contribution Account.

1.38.                                     “Merged Plan” means the retirement plans listed on Appendix A, either individually or collectively as the case may be.

1.39.                                     “Non-Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

1.40.                                     “Non-Key Employee” means any Participant in the Plan (including a Beneficiary of such Participant) who is not a Key Employee with respect to the Plan for the Plan Year.

1.41.                                     “Normal Retirement Date” means the date a Participant reaches age 65.

1.42.                                     “Participant” means an Employee who has met the eligibility requirements of Article II and who has elected to participate in the Plan or who otherwise has an Account under the Plan.  An individual who qualifies as a Participant shall continue to be a Participant until all benefits due him under the Plan have been paid.

1.43.                                     “Participating Employer” means the Sponsor and each other Employer that, with the approval of the Sponsor, has joined the Plan.

1.44.                                     “Permissive Aggregation Group” means:

1.44.1.                                   each Defined Benefit Plan or Defined Contribution Plan included in a Required Aggregation Group; and

1.44.2.                                   any other Defined Benefit Plan or Defined Contribution Plan if the group of plans consisting of such plan and the plan or plans included in the Required Aggregation Group, when considered as a single plan, meets the requirements of sections 401(a)(4) and 410 of the Code.

1.45.                                     “Plan” means the Covance 401(k) Savings Plan, a profit sharing plan, as set forth in this document and in the related trust agreement pursuant to which the Trust is maintained.  Prior to January 1, 2004, the Plan was named the Stock Purchase Savings Plan of Covance Inc.

1.46.                                     “Plan Year” means the 12-month period ending each December 31.

1.47.                                     “Qualified Matching Contribution” means a Matching Contribution made to the Plan by a Participating Employer and allocated to a Participant’s Qualified Matching Contribution Account that:

1.47.1.                                   is 100% vested and nonforfeitable when made; and

1.47.2.                                   is subject to the distribution restrictions of section 401(k)(2) of the Code.

1.48.                                     “Qualified Nonelective Contribution” means a contribution made to the Plan by a Participating Employer and allocated to a Participant’s Qualified Nonelective Contribution Account that:

1.48.1.                                   the Participant may not elect to receive in cash until distributed from the Plan;

1.48.2.                                   is 100% vested and nonforfeitable when made; and

1.48.3.                                   is subject to the distribution restrictions of section 401(k)(2) of the Code.

1.49.                                     “Reemployment Commencement Date” means the first date on which an Employee again performs an Hour of Service following a Break-in-Service.

1.50.                                     “Required Aggregation Group” means:

1.50.1.                                   each Defined Benefit Plan or Defined Contribution Plan in which a Key Employee participated (regardless of whether such plan has been terminated) during the Plan Year ending on the Determination Date; and

1.50.2.                                   each other Defined Benefit Plan or Defined Contribution Plan that enables any plan described in the preceding subsection to meet the requirements of section 401(a)(4) or section 410 of the Code, including any such plan terminated within the one-year period ending on the Determination Date.

1.51.                                     “Required Beginning Date” means April 1 of the calendar year following the later of:

1.51.1.                                   the calendar year in which the Participant reaches age 70½; or

1.51.2.                                   the calendar year in which the Participant retires; provided, that this subsection shall not apply in the case of a Participant who is a Five-Percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70½.

1.52.                                     “Rollover Contribution” means a Participant’s rollover contribution or trustee-to-trustee transfer made to his Rollover Contribution Account.

1.53.                                     “Severance from Service Date” means the earlier of the (i) date on which an Employee quits, retires, is discharged or dies, provided he does not earn an Hour of Service with the Employer within 12 months after such date, or (ii) first anniversary of the date an Employee is absent from service for any other reason, such as disability, leave of absence or layoff.  Notwithstanding the foregoing, a former Employee who is receiving salary continuation payments from a Company-sponsored severance program or arrangement shall not incur a Severance from Service Date for purposes of vesting while receiving such payments.

1.54.                                     “Savings Contribution” means a Participant’s voluntary, after-tax contributions made to the Plan or to a Merged Plan before December 31, 1996.

1.55.                                     “Sponsor” means Covance Inc.

1.56.                                     “Top-Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:

1.56.1.                                   the aggregate of the Account Balances of Key Employees under all Defined Contribution Plans included in the Aggregation Group, and

1.56.2.                                   the aggregate of the present value of cumulative accrued benefits for Key Employees under all Defined Benefit Plans included in the Aggregation Group,

exceeds 60% of a similar sum determined for all Employees included in the Aggregation Group.

1.57.                                     “Top-Heavy Plan” means the Plan, if as of the Determination Date:

1.57.1.                                   the aggregate of the Account Balances of Key Employees exceeds 60% of the aggregate of the Account Balances of all Employees; or

1.57.2.                                   the Plan is part of a Required Aggregation Group that is a Top-Heavy Group.

Notwithstanding the preceding sentence, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a Required Aggregation Group or a Permissive Aggregation Group that is not a Top-Heavy Group.

1.58.                                     “Total and Permanent Disability” A Participant shall be deemed to have incurred a Total and Permanent Disability if such individual is determined to be disabled and eligible to receive benefits under the Employer’s long term disability plan as determined by the third party administrator of such plan.  In addition, if a Participant is not eligible to participate in the Employer’s long term disability plan but has been determined to be disabled and eligible for disability benefits by the Social Security Administration, such Participant shall be deemed to have incurred a Total and Permanent Disability.

1.59.                                     “Trust” means the legal entity created by the trust agreement between the Sponsor and the Trustee, fixing the rights and liabilities with respect to controlling and managing the Fund for purposes of the Plan.

1.60.                                     “Trustee” means the trustee or trustees named in the trust agreement and any amendment thereto.

1.61.                                     “Valuation Date” means the close of each business day.

1.62.                                     “Year of Service” means:

1.62.1.                                   As of any date, the aggregate of an Employee’s periods of vesting service, as determined under this Section.  For purposes of this Section, a period of vesting service is each 12 consecutive month period of time commencing on the Employee’s Employment Commencement Date, or any subsequent Reemployment Commencement Date, and ending on a Severance from Service Date.

1.62.2.                                   Vesting service shall also include the following:

1.62.2.1.                         Periods of employment with an Employer other than as an Employee, including employment as a leased employee within the meaning of Code Section 414(n), which would have constituted vesting service had the Participant been employed as an Employee shall be included as if such periods had been performed as an Employee.

1.62.2.2.                         With respect to any person employed by the Employer on or before December 31, 1998, periods of employment with Corning Incorporated or Corning Clinical Laboratories, Inc. (formerly Corning Life Sciences, Inc.) that would have been counted as vesting service under the terms of the Plan if such service was rendered to the Employer as an Employee.

1.62.2.3.                         Former Employees who are receiving salary continuation payments from the Company, either through the Covance Inc. Severance Pay Plan or another Company-sponsored severance program or arrangement, shall be credited with vesting service for the period of time beginning with the first salary continuation payment on or after June 1, 2001 and ending of the date on which the last salary continuation payment from the Company is issued.

1.62.2.4.                         With respect to any individual who (1) the Employer categorizes as having provided services for West Pharmaceutical Services (Evansville), L.P. d/b/a, GFI Research (“GFI Research”) on an independent contractor basis on or before August 23, 2005, and (2) became an Employee on or after August 23, 2005 as a direct result of the acquisition of GFI Research by the Employer, periods of independent contractor service for GFI Research rendered by such individual that would have been counted as vesting service under the terms of the Plan if such service were rendered to the Employer as an Employee, beginning on the date that the independent contractor relationship between the individual and GFI Research was established.

1.62.2.5.                         With respect to any individual who became an Employee on or after May 31, 2006 as a direct result of the acquisition of Signet Laboratories, Inc. (“Signet”), periods of service for Signet that would have been counted as vesting service under the terms of the Plan if such service were rendered to the Employer as an Employee.

1.62.2.6.                         With respect to any individual who became an Employee on or after May 31, 2006 as a direct result of the acquisition of Radiant Research, Inc. (“Radiant”), periods of service for Radiant that would have been counted as vesting service under the terms of the Plan if such service were rendered to the Employer as an Employee.

1.62.3.                                   Years of Service recognized under the preceding sections shall not include any vesting service earned prior to a period of five consecutive Breaks-in-Service if,  when such Breaks-in-Service commenced, the Employee had not yet earned any vested interest in his Account.

1.62.4.                                   For an employer that becomes a Participating Employer or a division of a Participating Employer, the extent, if any, to which the service of employees of the employer before it becomes a Participating Employer or a division of a Participating Employer is counted in determining Years of Service for any purpose under the Plan shall be:  (i) as required by law and (ii) to the extent not required by law, as determined by the Board of Directors.

ARTICLE II.                                                PARTICIPATION

2.1.                                            Eligibility Requirements.  Except as provided in Section 2.3, an Employee shall be eligible to participate in the Plan beginning on the date on which he completes an Hour of Service with an Employer. Notwithstanding the foregoing, an Employee shall become eligible to receive Matching Contributions under Section 3.2 after completing one-half Year of Service with an Employer.

2.2.                                            Election to Make Elective Deferral Contributions.  An Employee with an Employment Commencement Date or Reemployment Commencement Date on or after April 1, 2007, who meets the eligibility requirements of Section 2.1 shall be given an election to (i) receive cash Compensation, or (ii) authorize the Employer (in accordance with procedures established by the Committee) to withhold a percentage of his Compensation to be paid into his Elective Deferral Contribution Account under the Plan.  If an Employee elects to have a portion of his Compensation withheld and contributed to the Plan, then such Employee shall also provide such additional information as the Committee may reasonably require.  If an Employee receives notice of the preceding election but fails to make an affirmative election to either receive cash or have a percentage of his Compensation withheld within 30 days of such notice, his pre-tax Compensation shall automatically be reduced by 3% for the remainder of that Plan Year, beginning on the first day of the first payroll period coincident with or following the end of such 30 day period, or as soon as administratively practicable thereafter (an “automatic election”).  Such amount shall be contributed to the Plan as an Elective Deferral Contribution and shall be invested in the Default Fund.  An Employee who affirmatively elects to participate or not participate in the Plan or who participates in the Plan through an automatic election, may thereafter change such election (including an automatic election) in accordance with Article III.  If an Employee does not change or suspend an automatic election at any time after an automatic election is made on his behalf, such election shall automatically be increased by 1% each Plan

Year thereafter in accordance with procedures established by the Committee, up to a maximum of 6% of his pre-tax Compensation.

2.3.                                            Ineligible Employees.  Each of the following Employees shall be ineligible to participate in the Plan:

2.3.1.                                          an Employee who is employed by an Employer that is not a Participating Employer;

2.3.2.                                          an Employee who is a member of a unit of Employees as to which there is evidence that retirement benefits were the subject of good faith collective bargaining, unless a collective bargaining agreement covering those Employees provides for their participation in the Plan;

2.3.3.                                          a leased employee, within the meaning of section 414(n)(2) of the Code;

2.3.4.                                          an Employee who is a non-resident alien and who has no income from sources within the United States;

2.3.5.                                          an individual who has been classified by a Participating Employer as an independent contractor, notwithstanding a contrary determination by any court or governmental agency; and

2.3.6.                                          an individual who receives compensation solely for service as a member of the board of directors of an Employer.

2.4.                                            Participation Following Termination of Employment.  A rehired Employee shall be eligible to participate in the Plan in accordance with Section 2.1, however, except as otherwise provided under Section 1.62.3, all service earned prior to his termination of employment shall be credited to such Employee for purposes of satisfying the eligibility requirements of Section 2.1 and for purposes of vesting.

2.5.                                            Time of Participation — Excluded Employees.  An Employee otherwise eligible to be a Participant in the Plan, but excluded under Section 2.3, shall be eligible to become a Participant beginning on the date upon which the applicable provision of Section 2.3 ceases to apply. A Participant who becomes subject to any provision of Section 2.3 shall cease to be eligible to make or receive contributions under the Plan as of the last day of the payroll period during which any such provision becomes applicable.

ARTICLE III.                                           CONTRIBUTIONS

3.1.                                            Participant Contributions.

3.1.1.                                          Elective Deferral Contributions.

3.1.1.1.                                Except as provided in Sections 3.1.1.2, 3.1.1.3 and 3.1.1.4, each Participant may elect to have his Compensation, for the remainder of the Plan Year and thereafter until his election is amended or revoked, reduced by a whole percentage that is not less than 1% nor more than 50% (reduced by any other elective or mandatory withholding obligations), and the amount paid into his Elective Deferral Contribution Account.

3.1.1.2.                                Qualified Military Service.  Except as provided under Sections 3.1.1.3 and 3.1.1.4, a Participant who is receiving Compensation from the Employer during a period of “Qualified Military Service” as defined in Article XV, may elect to have his Compensation, for the remainder of the Plan Year and thereafter until the earlier of (i) the date his period of Qualified Military Service ends, or (ii) the date his election is amended or revoked, reduced by a whole percentage that is not less than 1% nor more than 85% (reduced by any other elective or mandatory withholding obligations), and the amount paid into his Elective Deferral Contribution Account.

3.1.1.3.                                Highly Compensated Employees.  Notwithstanding Sections 3.1.1.1 and 3.1.1.2  above, with respect to a Participant who is a Highly Compensated Employee, the Elective Deferral Contributions of such a Participant may not exceed any maximum deferral percentage set from time to time by the Committee in order for the Plan to satisfy the actual deferral percentage test under Section 3.4 for the Plan Year.

3.1.1.4.                                Suspension Following Hardship.  If a Participant makes a hardship withdrawal of his Elective Deferral Contributions, he shall be prohibited from making Elective Deferral Contributions and Catch-Up Contributions for 6 months after the receipt of the hardship withdrawal.  In such case, the Participant’s Elective Deferral Contributions and/or Catch-Up Contributions shall recommence only upon the Participant’s affirmative election following the end of such 6 month period.

3.1.1.5.                                Election to Change Rate of Elective Deferral Contributions.  The percentage designated by a Participant as a rate of contribution with respect to his Elective Deferral Contributions shall automatically apply to increases and decreases in his rate of Compensation.  Except as provided in Section 3.1.1.6, a Participant may elect to change the rate of his Elective Deferral Contributions to any other permissible rate once per payroll period, in accordance with procedures established by the Committee.  Any such election shall be effective as of the first day of the first payroll period coincident with or next following the date on which it is processed.

3.1.1.6.                                Suspension and Resumption of Elective Deferral Contributions.  A Participant may suspend his Elective Deferral Contributions, in accordance with procedures established by the Committee, as of the first day of the first payroll period coincident with or next following the date on which the request is processed.  Such Participant may elect to resume Elective Deferral Contributions, in accordance with procedures established by the Committee.

3.1.2.                                          Rollover Contributions.  In accordance with procedures established by the Committee, an Employee, including one who has not yet satisfied the requirements for eligibility of Section 2.1 but excluding any Employee who is ineligible under Section 2.3, may establish a Rollover Contribution Account, which shall consist of amounts:

3.1.2.1.                                distributed to the Employee from either (i) an employee pension plan that is qualified under section 401(a) of the Code, (ii) an annuity contract described in section 403(b) of the Code, (iii) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or (iv) an individual retirement arrangement described in section 408(d)(3)(A)(ii) of the Code, that is rolled over into the Plan pursuant to section 402(c) or section 408(d)(3)(A)(ii) of the Code, whichever is applicable; or

3.1.2.2.                                transferred (in accordance with section 401(a)(31) of the Code and in accordance with procedures established by the Committee) directly from the trustee or custodian of (i) another qualified employee pension plan that is qualified under section 401(a) of the Code, (ii) an annuity contract described in section 403(b) of the Code, or (iii) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, to the Trustee in the form acceptable to the Trustee.

The amount contributed to such Rollover Contribution Account shall exclude an amount equal to the Participant’s after-tax contributions to the qualified plan and shall be made within 60 days after the Participant’s receipt of the distribution.

3.1.3.                                          Catch-Up Contributions.  Each Participant who attains (or will attain) at least age 50 before the close of any Plan Year, and who has contributed the maximum amount permitted under Code section 414(v) or under the Plan for such Plan Year, may elect to make a Catch-Up Contribution, in accordance with procedures established by the Committee similar to those set forth in Section 2.2, in any amount, provided it is no less that $10 per pay period and no more than the lesser of (i) the “applicable dollar amount” under Code section 414(v) ($5,000 for 2007) or (ii) the difference between the Participant’s annual Compensation and the total Elective Deferral Contributions for such Plan Year.  Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.  A Participant may elect to change, suspend or resume Catch-Up Contributions in accordance with the procedures set forth in Section 3.1.1 pertaining to Elective Deferral

Contributions.  Matching Contributions under Section 3.2.1 will not be made on Catch-Up Contributions.

3.2.                                            Participating Employer Contributions.

3.2.1.                                          Matching Contributions.  Each calendar month of the Plan Year each Participating Employer shall contribute on behalf of each Participant employed by it an amount equal to 300% of such Participant’s Elective Deferral Contributions for such month up to 1% of Compensation (as defined in Section 1.11.1) and an amount equal to 50% of such Participant’s Elective Deferral Contributions for such month up to the next 5% of Compensation (as defined in Section 1.11.1)  for such month.  If, as of the last day of the Plan Year, an eligible Participant who has a positive Account balance on the last day of such Plan Year has not been credited with an annual Matching Contribution for such Plan Year equal to the amount specified above for such Plan Year, then the Participating Employer shall make an additional Matching Contribution to such Participant’s Matching Contribution Account in the amount necessary to provide a Matching Contribution for such Plan Year in accordance with the formula described above, to the extent such annual Matching Contribution does not exceed 5.5% of such Participant’s total Compensation (as defined in Section 1.11.1) for such Plan Year, provided that such Participant must be actively employed by the Participating Employer at the time the additional Matching Contribution is made.  Such additional Matching Contribution shall be made as soon as administratively practicable, but in no event later than the time permitted by the Code with any applicable extensions.  Notwithstanding anything in this Section to the contrary, in the case of a divestiture of a business unit by the Sponsor, the Sponsor may require the Participating Employers to calculate and contribute all Matching Contributions due as of the closing date of the sale of the business unit for all Participants affected by the sale.

3.2.2.                                          Qualified Matching Contributions.  If the limitation on Elective Deferral Contributions set forth in Section 3.4.1 or the limitation on Matching Contributions set forth in Section 3.5.1 is exceeded, at the direction of the Committee a Participating Employer shall make Qualified Matching Contributions to the Qualified Matching Contribution Account of each Participant who is a Non-Highly Compensated Employee in the amount necessary to meet the limitation set forth in such Sections. Qualified Matching Contributions shall be treated as Elective Deferral Contributions or Matching Contributions as determined by the Committee for all purposes of the Plan.  Such contributions shall be allocated in the proportion that each eligible Non-Highly Compensated Employee’s Compensation bears to the total Compensation of all such eligible Employees.

3.2.3.                                          Qualified Nonelective Contributions.  If the limitation on Elective Deferral Contributions set forth in Section 3.4.1 or the limitation on Matching Contributions set forth in Section 3.5.1 is exceeded, at the direction of the Committee a Participating Employer shall make Qualified Nonelective Contributions to the Qualified Nonelective Contribution Account of each eligible Non-Highly Compensated Employee in the amount necessary to meet the limitation set forth in such Sections. Qualified Nonelective Contributions shall be treated as Elective Deferral Contributions or Matching Contributions as determined by the Committee for all purposes of the Plan. Such contributions shall be allocated in the proportion that each eligible Non-Highly Compensated Employee’s Compensation bears to the total Compensation of all such eligible Employees.

3.2.4.                                          Discretionary Contributions.

3.2.4.1.                                Amount of Discretionary Contributions.  For each Plan Year each Participating Employer shall contribute to the respective Discretionary Contribution Accounts of Participants who are entitled to an allocation under Section 3.2.4.3 such amount for its taxable year ending with or within such Plan Year as the board of directors of the Participating Employer may determine. Such Discretionary Contribution shall not exceed the lesser of the amount deductible under section 404 of the Code, or the amounts that are allowable as Annual Additions.

3.2.4.2.                                Allocation of Discretionary Contribution.  Each Participating Employer’s contribution under this Section 3.2.4 shall be allocated to each Participant who is entitled to an allocation under Section 3.2.4.3 on the last Valuation Date of the Plan Year in the proportion that each such Participant’s Compensation bears to the total Compensation of all such Participants for the Plan Year.

3.2.4.3.                                Participants Entitled to Allocations.  The following Participants shall be entitled to receive an allocation of the Discretionary Contribution:

(i)                                     each Participant who is employed by the Participating Employer on the last business day of the Plan Year, and

(ii)                                  a former Employee who was a Participant during the Plan Year in question, and whose employment terminated during such Plan Year by reason of retirement, death or Total and Permanent Disability, without regard to whether he was an Employee on the last business day of the Plan Year.

3.2.5.                                          Corrective Payment.  If as a result of any action or inaction by a Participating Employer or other Plan fiduciary the earnings credited to the Accounts of Participants are less than the amount that would have been credited absent such action or inaction, such Participating Employer or Plan fiduciary may make a corrective payment to the Plan.  Any such corrective payment shall be limited to the earnings that would have otherwise been credited to these accounts and shall be allocated only to the affected Participants.  Such payment shall be treated as earnings, and not as a contribution for purposes of the Plan.

3.3.                                            Maximum Deferral.  Notwithstanding any other provision of this Plan to the contrary, the Plan (and any other plan maintained by the Employer) shall not accept Elective Deferral Contributions for any taxable year of a Participant in excess of $15,500, as adjusted under section 402(g) of the Code.  For purposes of this limitation, Elective Deferral Contributions do not include Catch-Up Contributions.

3.3.1.                                          Distribution of Excess Elective Deferrals.  If a Participant has Excess Elective Deferrals for a taxable year of that Participant, the Participant may, by March 1 of the following taxable year, notify the Plan, in accordance with procedures established by the Committee, that the Participant elects to withdraw all or any portion of such Excess Elective Deferrals, plus any income and minus any loss allocable thereto, from this Plan, even though the amounts contributed to this Plan as Elective Deferral Contributions for that Participant did not, in themselves, result in an Excess Elective Deferral. If the Participant makes such an election, the amount determined in accordance with the preceding sentence will be distributed to the Participant no later than the April 15 following the date of that election, notwithstanding any other provision of this Plan.  The amount of Excess Elective Deferrals that may be distributed with respect to a Participant for a taxable year must first be reduced by any Excess Contributions previously distributed with respect to such Participant for the Plan Year beginning with or within the taxable year.  If any Elective Deferral Contributions returned under this Section were matched by Employer Matching Contributions or Qualified Matching Contributions, those Employer Matching Contributions and Qualified Matching Contributions shall be forfeited.

3.3.2.                                          Determination of Income or Loss.  The income or loss allocable to a Participant’s Excess Elective Deferrals for the Participant’s taxable year calculated for such taxable year and for the period from the end of such taxable year to the date of distribution shall be determined by using the same method as is used by the Plan for allocating income or loss to Participant’s Accounts.

3.4.                                            Limitation on Elective Deferral Contributions — Code Section 401(k).

3.4.1.                                          Notwithstanding any provision of this Plan to the contrary, Elective Deferral Contributions shall be limited as provided in section 401(k) of the Code, so that the “average deferral percentage,” as defined below for the eligible Highly Compensated Employees for the Plan Year, shall bear a relationship to the “average deferral percentage” for the eligible Non-Highly Compensated Employees for the Plan Year that meets one of the alternative tests described in section 401(k) of the Code and summarized below, as the Committee shall determine:

3.4.1.1.                                the average deferral percentage for the eligible Highly Compensated Employees shall not exceed 125% of the average deferral percentage for the eligible Non-Highly Compensated Employees; or

3.4.1.2.                                the average deferral percentage for the eligible Highly Compensated Employees shall not exceed the lesser of:

(i)                                     200% of the average deferral percentage for the eligible Non-Highly Compensated Employees, or

(ii)                                  the average deferral percentage for the eligible Non-Highly Compensated Employees plus two percentage points.

3.4.2.                                          The term “average deferral percentage” means the average of each eligible Employee’s actual deferral percentage which is equal to the following ratio:

3.4.2.1.                                the amount of each eligible Employee’s Elective Deferral Contribution allocated to the Fund on behalf of such Employee for the applicable Plan Year, to

3.4.2.2.                                the Employee’s Compensation for the applicable Plan Year.

For the Plan Year in which an Employee becomes eligible, resumes eligibility or ceases to be eligible to make Elective Deferral Contributions, the only Compensation that shall be taken into account is that which is, or but for his election under Section 3.1 would be, received by him while he is eligible to participate.

3.4.3.                                          Treatment of Excess Contributions. If neither test described in Section 3.4.1 is met, or in the Committee’s opinion will be met, the Committee, at its discretion, shall:

3.4.3.1.                                direct that the amount of future Elective Deferral Contributions by the Highly Compensated Employees be reduced by any reasonable method, including first reducing the Elective Deferral Contributions by those Highly Compensated Employees contributing the greatest percentage of their Compensation to the next highest percentage, then reducing the Elective Deferral Contributions by all Highly Compensated Employees contributing at the highest remaining percentage, including those subject to previous reductions, and continuing to apply the same reduction to the extent necessary to meet one of the tests; or

3.4.3.2.                                cause one or more Participating Employers to make Qualified Nonelective Contributions to the Qualified Nonelective Contribution Account of each eligible Non-Highly Compensated Employee to the extent necessary to meet one of the tests, provided such Participating Employers authorize such contributions; or

3.4.3.3.                                cause one or more Participating Employers to make Qualified Matching Contributions to the Qualified Matching Contribution Account of each Participant who is a Non-Highly Compensated Employee to the extent necessary to meet one of the tests, provided such Participating Employers authorize such contributions; or

3.4.3.4.                                cause the Excess Contributions, adjusted for any income or loss, to be distributed to the Highly Compensated Employees on whose behalf such Excess Contributions were made within 12 months after the end of the Plan Year for which they were allocated.  The amount of Excess Contributions to be distributed with respect to any Highly Compensated Employee for a Plan Year shall first be reduced by any Excess Elective Deferrals previously distributed to such Highly Compensated Employee for such Plan Year.

3.4.4.                                          Determination of Amount of Excess Contributions.  The amount of a Highly Compensated Employee’s Excess Contributions for a Plan Year is the amount necessary to reduce the amount of his Elective Deferral Contributions to a maximum adjusted percentage, which shall be the highest percentage that would cause one of the tests in Section 3.4.1 to be met if each such Highly Compensated Employee who had an actual deferral percentage greater than the maximum adjusted percentage had, instead, such lower percentage.  The aggregate amount of Excess Contributions on behalf of all Highly Compensated Employees shall be distributed as follows:

3.4.4.1.                                the Elective Deferral Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Elective Deferral Contributions are reduced by the amount required to cause that Highly Compensated Employee’s Elective Deferral Contributions to equal the dollar amount of the Elective Deferral Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of Elective Deferral Contributions; provided, however, if a lesser reduction, when added to the total dollar amount already distributed under this Section, would equal the aggregate Excess Contributions the lesser reduction amount shall be distributed; and

3.4.4.2.                                if the total amount distributed under Section 3.4.4.1 is less than the aggregate Excess Contributions, the process set forth in Section 3.4.4.1 shall be repeated.

3.4.5.                                          Determination of Income or Loss.  The income or loss allocable to Excess Contributions for the Plan Year calculated for such Plan Year and for the period from the end of the Plan Year to the date of distribution shall be determined by using the same method as is used by the Plan for allocating income or loss to Participants’ Accounts.

3.5.                                            Limitation on Matching Contributions — Code Section 401(m).

3.5.1.                                          Notwithstanding any provision of this Plan to the contrary, Matching Contributions shall be limited as provided in section 401(m) of the Code, so that the “average contribution percentage,” as defined below, for the eligible Highly Compensated Employees for the Plan Year shall bear a relationship to the “average contribution percentage” for the eligible Non-Highly Compensated Employees that meets one of the alternative tests described in section 401(m) of the Code and summarized below, as the Committee shall determine:

3.5.1.1.                                the average contribution percentage for the eligible Highly Compensated Employees for such Plan Year shall not exceed 125% of the average contribution percentage for the eligible Non-Highly Compensated Employees for the Plan Year; or

3.5.1.2.                                the average contribution percentage for the eligible Highly Compensated Employees for such Plan Year shall not exceed the lesser of:

(i)                                     200% of the average contribution percentage for the eligible Non-Highly Compensated Employees for the Plan Year, or

(ii)                                  the average contribution percentage for the eligible Non-Highly Compensated Employees for the Plan Year plus two percentage points.

3.5.2.                                          The term “average contribution percentage” means the average of each eligible Employee’s actual contribution percentage that is equal to the following ratio:

3.5.2.1.                                the amount of Matching Contributions allocated on behalf of each eligible Employee for the Plan Year, to

3.5.2.2.                                the Employee’s Compensation for the Plan Year.

For the Plan Year in which an Employee becomes eligible, resumes eligibility or ceases to be eligible to receive Matching Contributions, the only Compensation that shall be taken into account is that which is, or but for the Employee’s election under Section 3.1 would be, received by the Employee while he is eligible to participate.

3.5.3.                                          Treatment of Excess Aggregate Contributions. If neither test described in Section 3.5.1 is met, or in the Committee’s opinion will be met, the Committee, at its discretion, shall:

3.5.3.1.                                cause one or more Participating Employers to make Qualified Matching Contributions to the Qualified Matching Contribution Account of each Participant who is a Non-Highly Compensated Employee to the extent necessary to meet one of the tests, provided such Participating Employers authorize such contributions; or

3.5.3.2.                                cause one or more Participating Employers to make Qualified Nonelective Contributions to the Qualified Nonelective Contribution Account of each eligible Non-Highly Compensated Employee to the extent necessary to meet one of the tests, provided such Participating Employers authorize such contributions; or

3.5.3.3.                                cause Excess Aggregate Contributions, adjusted for income or loss thereon, to be forfeited, if otherwise forfeitable under the terms of the Plan, or if not forfeitable, distributed as additional Compensation to Participants on whose behalf the Excess Aggregate Contributions were contributed within 12 months after the end of the Plan Year for which they were contributed; provided, however, that any forfeiture under this Section 3.5.3.3 shall not be allocated to the Account of any Participant from whose Account such forfeiture occurred.

3.5.4.                                          Determination of Amount of Excess Aggregate Contributions.  The amount of a Highly Compensated Employee’s Excess Aggregate Contributions for a Plan Year is the amount necessary to reduce the amount of his Matching Contributions to a maximum adjusted percentage, which shall be the highest percentage that would cause one of the tests in Section 3.5.1 to be met if each such Highly Compensated Employee who had an actual contribution percentage greater than the maximum adjusted percentage had, instead, such lower percentage.  The aggregate amount of Excess Aggregate Contributions on behalf of all Highly Compensated Employees shall be distributed as follows:

3.5.4.1.                                the Matching Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Matching Contributions are reduced by the amount required to cause that Highly Compensated Employee’s Matching Contributions to equal the dollar amount of Matching Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of Matching Contributions; provided, however, if a lesser reduction, when added to the total dollar amount already distributed under this Section 3.5.4.1, would equal the aggregate Excess Aggregate Contributions the lesser reduction amount shall be distributed; and

3.5.4.2.                                if the total amount adjusted under Section 3.5.4.1 is less than the aggregate Excess Aggregate Contributions, the process set forth in Section 3.5.4.1 shall be repeated.

3.5.5.                                          Determination of Income or Loss.  The income or loss allocable to Excess Aggregate Contributions for the Plan Year calculated for such Plan Year and for the period from the end of the Plan Year to the date of distribution shall be determined by using the same method as is used by the Plan for allocating income or loss to Participants’ Accounts.

3.6.                                            Plan Aggregation; Special Rule.

3.6.1.                                          The average deferral percentage and the average contribution percentage for an eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions or Matching Contributions allocated to his accounts under two or more plans described in section 401(a) of the Code or arrangements described in section 401(k) of the Code that are maintained by the Employer, shall be determined as if all such Elective Deferral Contributions and Matching Contributions were made under a single arrangement.

3.6.2.                                          For purposes of satisfying the limitation on Elective Deferral Contributions of Section 3.4 and the limitation on Matching Contributions of Section 3.5, in the event that this Plan satisfies the requirements of sections 410(b) or 401(a)(4) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of sections 410(b) or 401(a)(4) of the Code only if aggregated with this Plan, then average deferral percentages and average contribution percentages of eligible Employees shall be determined as if all such plans were a single plan.

3.6.3.                                          The determination and treatment of the average deferral percentage and the average contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

3.7.                                            Recovery of Participating Employer Contributions.

A Participating Employer may recover its contributions made under the Plan as follows:

3.7.1.                                          If a contribution is made by the Participating Employer under a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact may be recovered by the Participating Employer within one year after payment of the contribution.

3.7.2.                                          Participating Employer contributions are conditioned upon their deductibility under section 404 of the Code; therefore the contribution attributable to any Plan Year as to which deductibility is disallowed may be recovered, to the extent of the amount of the disallowance, within one year after the disallowance.

Income and gains attributable to the excess contribution in the case of a mistake of fact or a disallowed deduction may not be recovered by the Participating Employer.  Losses attributable to such contribution shall reduce the amount the Participating Employer may recover.

ARTICLE IV.                                            CREDITS TO ACCOUNTS

4.1.                                            Maintenance of Accounts.  The Committee shall maintain, or cause to be maintained, for each Participant an Elective Deferral Contribution Account, a Catch-Up Contribution Account, a Matching Contribution Account, an ESOP Account, a Discretionary Contribution Account, a Prior Plan Account, a Qualified Matching Contribution Account, a Qualified Nonelective Contribution Account, and a Rollover Contribution Account, with appropriate sub-accounts, as applicable.

4.2.                                            Payment and Allocation of Contributions and Forfeitures.

4.2.1.                                          Participant Contributions.  Elective Deferral Contributions, Catch-Up Contributions and loan repayments shall be paid over by the Participating Employers to the Trustee as of the earliest date on which such amounts can reasonably be segregated from the Participating Employer’s general assets, but in no event later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash.  Elective Deferral Contributions and Catch-Up Contributions shall be allocated to Participants’ Accounts no later than the time required by the Code.

4.2.2.                                          Participating Employer Matching Contributions.  Matching Contributions shall be paid to the Trustee within the time prescribed by the Code as the time within which contributions must be made in order to constitute an allowable Federal income tax deduction for the Employer’s taxable year for which the contribution is made.  Such Matching

Contributions shall be made in cash and shall be allocated to Participants’ Accounts no later than the time required by the Code.

4.2.3.                                          Qualified Matching Contributions.  Payment of the Participating Employers’ Qualified Matching Contributions shall be made within the time prescribed by the Code as the time within which contributions must be made in order to constitute an allowable Federal income tax deduction for the Employer’s taxable year for which the contribution is made.  Such contributions shall be allocated to Participants’ Accounts no later than the time required by the Code.

4.2.4.                                          Qualified Nonelective Contributions.  Payment of the Participating Employers’ Qualified Nonelective Contributions shall be made within the time prescribed by the Code as the time within which contributions must be made in order to constitute an allowable Federal income tax deduction for the Employer’s taxable year for which the contribution is made.  Such contributions shall be allocated to Participants’ Accounts no later than the time required by the Code.

4.2.5.                                          Discretionary Contributions.  Payment of the Participating Employers’ Discretionary Contributions shall be made within the time prescribed by the Code as the time within which contributions must be made in order to constitute an allowable Federal income tax deduction for the Employer’s taxable year for which the contribution is made.  Such contributions shall be allocated to Participants’ Accounts no later than the time required by the Code.  Discretionary Contributions allocated to Participants’ Discretionary Contribution Accounts on or after December 31, 1996 will be invested 100% in the Employer Stock Fund.

4.2.6.                                          Forfeitures.

4.2.6.1.                                Matching Contribution Accounts.  Any amount forfeited under Article VI that is attributable to Matching Contributions shall first be used to restore the Matching Contribution Accounts of reemployed or former Participants if required under Article VI or XV, then (i) applied to reduce the amount that would otherwise be contributed thereafter by the Participating Employer under Section 3.2.1; (ii) used for corrective allocations related to operational defects corrected pursuant to IRS Revenue Procedure 2006-27, or any successor thereto; or (iii) used to pay reasonable expenses and fees incurred in connection with the operation of the Plan.

4.2.6.2.                                Discretionary Contribution Accounts.  Any amount that is forfeited under Article VI that is attributable to Discretionary Contributions shall first be used to restore the Discretionary Contribution Accounts of reemployed or former Participants if required under Article VI or XV, then (i) shall be applied to reduce future Discretionary Contributions; (ii) used for corrective allocations related to operational defects corrected pursuant to IRS Revenue Procedure 2006-27, or any successor thereto; or (iii) used to pay reasonable expenses and fees incurred in connection with the operation of the Plan.

4.3.                                            Valuation of the Investment Funds.

4.3.1.                                          General Rule.  As of each Valuation Date, any increase or decrease in the fair market value of an Investment Fund since the preceding Valuation Date shall be computed by the Trustee and credited to or deducted from the Accounts of all Participants who have invested in that Investment Fund.  Each such Account’s share of any increase or decrease shall be that portion which bears the same ratio to the total as the portion of:

4.3.1.1.                                the Participant’s Account invested in that Investment Fund as of the preceding Valuation Date bears to

4.3.1.2.                                the total of all Participants’ Accounts invested in the Investment Fund as of the preceding Valuation Date.

For the purpose of determining such increase or decrease, the balance at the preceding Valuation Date shall be reduced by amounts since properly paid from the Fund, and, in any case where a distribution falls due on a Valuation Date it shall not be regarded as due until the next day.  The Committee shall provide for the establishment of accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants’ Accounts provided for in this Article.  From time to time, such procedures may be modified for the purpose of achieving equitable and nondiscriminatory allocations among the Participants’ Accounts in accordance with the provisions of this Article.  The fair market value of investments held in the Fund shall be conclusively determined by the Trustee in accordance with any reasonable method permitted under regulations issued by the Secretary of the Treasury and such reasonable and uniform rules as the Trustee may adopt.

4.4.                                            Limitations on Annual Additions to Participants’ Accounts Code Section 415 — For Limitation Years Beginning Before July 1, 2007.

4.4.1.                                          Primary Limit.  The maximum Annual Addition to any Participant’s Account for any Limitation Year shall be the lesser of:

4.4.1.1.                                $45,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code; or

4.4.1.2.                                100% of the Participant’s Compensation for such Limitation Year.

For purposes of this limit, Annual Additions do not include Catch-Up Contributions to the extent permitted by section 414(v) of the Code.  The Compensation limit referred to in Section 4.4.1.2 above shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419(A)(f)(2) of the Code) which is otherwise treated as an Annual Addition.

4.4.1.3.                                Aggregation Requirement.  For purposes of applying the limitations of this Section 4.4, all Defined Contribution Plans (without regard to whether such Defined Contribution Plan has been terminated) ever maintained by the Employer will be treated as one Defined Contribution Plan.

4.4.2.                                          Elimination of Excess Annual Additions.  If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Annual Compensation, a reasonable error in determining the amount of Elective Deferral Contributions that may be made with respect to any Participant under the limits of section 415 of the Code, or under such other circumstances as the Internal Revenue Service may prescribe, the limitations described in this Section 4.4 would be exceeded for any Participant, such Participant’s excess Annual Addition shall be eliminated as follows:

4.4.2.1.                                any Elective Deferral Contributions (plus the earnings attributable thereto), to the extent they would reduce the Annual Addition to the maximum permitted amount, shall be distributed to the Participant;

4.4.2.2.                                if after the application of Section 4.4.3.1, any amount remains in excess of the maximum permitted Annual Addition, such amount shall be placed in an unallocated suspense account and used to reduce Employer contributions for all Participants in the next Limitation Year and each succeeding Limitation Year, if necessary.

4.4.2.3.                                Notwithstanding the preceding provision, if any amount is withheld or taken from a Participant’s ESOP Account due to the limitations of Code Section 415, such amount shall be segregated in a separate account and applied as a contribution for the next Limitation Year for the affected Participant, subject to any restriction under Code Section 401(a)(4).

4.4.2.4.                                If in accordance with this Section 4.4.3, a suspense account is in existence during any Limitation Year, such account shall share in the investment gains and losses of the Fund.

4.5.                                            Limitations on Annual Additions to Participants’ Accounts Code Section 415 — For Limitation Years Beginning On and After July 1, 2007.  Effective for Limitation Years beginning on and after July 1, 2007, the Plan hereby incorporates by reference Code section 415 and the regulations promulgated thereunder.

ARTICLE V.                                                 VESTING.

5.1.                                            Vesting in Participant Contributions and Rollover Contributions.  A Participant shall at all times have a 100% vested interest in his Elective Deferral Contribution Account, his Catch-Up Contribution Account, his Prior Savings Contribution Plan Account, and his Rollover Contribution Account.

5.2.                                            Vesting In Participating Employer Contributions.

5.2.1.                                          General Rule.  A Participant who has been credited with two Years of Service shall have a 25% vested interest in his New Matching Contribution Account, Discretionary Contribution Account, Pre-1997 Matching Contribution Account, Prior Metpath Plan Account, Prior Partnership Plan Account and Prior Profit Sharing Plan Account.  His vested interest in such Accounts shall increase to 50% upon being credited with three Years of Service and 100% upon being credited with four Years of Service.  Notwithstanding the foregoing, a Participant shall have no vested interest in Matching Contributions that are attributable to Elective Deferral Contributions that are Excess Elective Deferrals, Excess Contributions or Excess Aggregate Contributions

5.2.2.                                          Fully Vested Sub-Accounts.  A Participant shall, at all times, have a 100% vested interest in his Pre-July 1995 Matching Contribution Account, his Qualified Matching Contribution Account, his Qualified Nonelective Contribution Account, and his Prior CRU Plan Account.

5.2.3.                                          ESOP Account.  A Participant shall have a 100% vested interest in his ESOP Account upon the earlier of two years and one day from the initial allocation to such ESOP Account or completion of five Years of Service.  Notwithstanding the foregoing, a Participant’s interest in his ESOP Account shall vest as provided above or in accordance with subsection 5.2.1, whichever is the most favorable to the Participant.  In any event, a Participant’s interest in his ESOP Account shall become 100% vested on January 1, 2001, provided the Participant is still employed by the Employer on such date.

5.2.4.                                          Prior CHEOS Plan Account.  A Participant with a Prior CHEOS Plan Account shall become 20% vested in his Prior CHEOS Plan Account and his Discretionary and New Matching Contribution Accounts upon being credited with one Year of Service.  His vested interest in such Accounts shall increase to 40% upon being credited with two Years of Service, 60% upon being credited with three Years of Service and 100% upon being credited with four Years of Service.  Notwithstanding the foregoing, a Participant’s interest in such Accounts shall vest as provided above or in accordance with subsection 5.2.1, whichever is the most favorable to the Participant.

5.2.5.                                          Prior GDXI Plan Account.  A Participant with a Prior GDXI Plan Account shall become 50% vested in his Prior GDXI Plan Account and his Discretionary and New Matching Contribution Accounts upon being credited with two Years of Service.  His vested interest in such Accounts shall become 100% vested upon being credited with three Years of Service.  Notwithstanding the foregoing, a Participant’s interest in such Accounts shall vest as provided above or in accordance with subsection 5.2.1, whichever is the most favorable to the Participant.

5.2.6.                                          Special Rule for 1995.  A Participant with three or more Years of Service under the Plan as of June 30, 1995 shall at all times be 100% vested in his New Matching Contribution Account and his Discretionary Contribution Account.  A Participant who

was formerly a participant in the G.H. Besselaar Associates Profit Sharing 401(k) Plan (“Besselaar 401(k) Plan”) and who had three or more years of service under the Besselaar 401(k) Plan as of December 31, 1995 shall at all times be 100% vested in his New Matching Contribution Account.

5.3.                                            Vesting in Participating Employer Contributions at Age 65, Death or Disability.  A Participant’s interest in his Matching Contribution Account, ESOP Account, Prior Plan Account and Discretionary Contribution Account shall in any case become 100% vested if, while employed by the Employer, he reaches age 65, dies or sustains a Total and Permanent Disability.

5.4.                                            Crediting of Years of Service Before a Break-in-Service.  If a Participant has fewer than five consecutive Breaks-in-Service, Years of Service before such Breaks-in-Service shall be counted in computing his vested interest in his Account.  If a Participant has five or more consecutive Breaks-in-Service, Years of Service before such Breaks-in-Service shall be counted in computing his vested interest in his Account only if:

5.4.1.                                          before such Breaks-in-Service the Participant had a vested interest in any portion of his Account; or

5.4.2.                                          the number of his Years of Service before such Breaks-in-Service exceeds the number of his consecutive Breaks-in-Service.

Years of Service before a Break-in-Service shall not be required to be taken into account until such Participant has been credited with a Year of Service after such Break-in-Service.

5.5.                                            Vesting in Participating Employer Contributions Made Before-a Break-in-Service.  In the case of a Participant who has five consecutive Breaks-in-Service, Years of Service after such Breaks-in-Service shall not be counted in computing his vested interest in his Account before such Breaks-in-Service.

5.6.                                            Special Rules for Employment with IBM.

5.6.1.                                          Participants Affected by IBM Outsourcing Agreement.

5.6.1.1.                                Full Vesting Upon Employment With IBM.  A Participant who experiences a Severance from Service Date as a direct result of the outsourcing arrangement between the Employer and IBM regarding ETS services, shall become 100% vested in his Account under the Plan effective January 26, 2004, provided that, as of January 26, 2004 (i) the Participant was actively employed by the Employer, and (ii) was offered and accepted employment with IBM.

5.6.1.2.                                Rehire By Covance.  A Participant described in Section 5.6.1.1 who, as of any date between April 1, 2006 and December 31, 2006, (i) was actively employed by IBM, and (ii) was offered and accepted employment with the Employer, will be deemed not to have experienced a Severance from Service Date on January 26, 2004.  Such Participant will remain 100% vested in his Account and shall be immediately eligible to recommence participation in the Plan, credited with Years of Service for all purposes from his original Employment Commencement Date with the Employer.

5.6.2.                                          Special IBM Service Credit Rule.  A Participant who, as of any date between January 1, 2006 and December 31, 2006, (i) was employed by IBM other than as described in Section 5.6.1, and (ii) was offered and accepted employment with the Employer as a result of the amendment of the Employer’s outsourcing agreement with IBM, shall be deemed to have an Employment Commencement Date as of the date he commenced employment with IBM as per IBM’s written records.  All service with IBM which would have been credited as Years of Service under the Plan if performed for an Employer, shall be credited to such Participant for all purposes under the Plan.

ARTICLE VI.                                            FORFEITURES

6.1.                                            Participant Contributions.  No amount attributable to a Participant’s Elective Deferral Contributions, Catch-Up Contributions, Savings Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions, or Rollover Contributions shall be forfeited from the Account of any Participant.

6.2.                                            Participating Employer Contributions.

6.2.1.                                          General Rule.  The nonvested portion of the Account of a Participant who terminates employment for reasons other than death, Total and Permanent Disability or retirement on or after his Normal Retirement Date shall be forfeited only as provided in this Section 6.2. Any such forfeitures shall be credited in accordance with Section 4.2.6.

6.2.1.1.                                If a Participant receives a distribution at the time provided in Section 8.1.1, because he has not elected to defer receipt of his benefits or been cashed-out pursuant to Section 8.1.2, the nonvested portion of his Account shall be forfeited as of the date of the distribution.  If the Participant thereafter again becomes an Employee before incurring five consecutive Breaks-in-Service, any such forfeited amount shall be restored to such Participant’s Account subject to the repayment provisions of Section 6.3 and shall become vested, if at all, in accordance with Article V.

6.2.1.2.                                If a Participant elects to defer receipt of the vested portion of his Account pursuant to Section 8.1.3, the vested and nonvested amount shall be maintained in the Participant’s Account until the Participant incurs five consecutive Breaks-in-Service, at which time the nonvested portion shall be forfeited.

6.2.1.3.                                The nonvested portion of the Account of a Participant when he terminates his employment shall be forfeited as of the date of the deemed distribution of his zero Account balance pursuant to Section 8.1.2.

6.2.2.                                          Special Matching Contribution Rule.  If a portion or all of a Participant’s Elective Deferral Contributions are treated as either Excess Elective Deferrals, Excess Contributions, or Excess Aggregate Contributions all Matching Contributions and Qualified Matching Contributions relating to such Elective Deferral Contributions shall be forfeited, effective as of the date such Matching Contributions were made.  Any such forfeitures shall be credited in accordance with Section 4.2.

6.3.                                            Partial Distributions.  If, in connection with a termination of his employment, a Participant receives a distribution of his vested interest in his Account, but less than the entire value of such Account, the remainder of his Account shall be forfeited as provided in Section 6.2.  If the Participant again becomes employed by the Employer before the close of the Plan Year in which he would have incurred his fifth Break-in-Service after the distribution, the forfeited amount shall be restored to the Participant’s Account only if the Participant repays the full amount distributed by the fifth anniversary of the date he returns to employment with the Employer.  A Participant who is deemed to receive a distribution of his zero Account balance pursuant to Section 8.1.2 shall be deemed to have repaid such distribution as of the date he returns to employment with the Employer.

ARTICLE VII.                                       ENTITLEMENT TO BENEFITS

7.1.                                            Retirement or Disability.  Subject to the adjustments provided in Section 7.5, upon termination of a Participant’s employment at or after his Normal Retirement Date or by reason of his Total and Permanent Disability, he shall be entitled to the entire amount credited to his Account as of the Valuation Date coinciding with or next following such termination.

7.2.                                            Termination of Employment.  Subject to the adjustments provided in Section 7.5, upon termination of a Participant’s employment for any reason other than retirement, death or Total and Permanent Disability, he shall be entitled to his vested interest in the amount credited to his Account as of the Valuation Date coinciding with or next following such termination.

7.3.                                            Deferred Distribution.  Subject to the adjustments provided in Section 7.5, if a Participant elects to defer distribution of his Account under Section 8.1.3, the amount to which he is entitled shall be the amount credited to his Account as of the Valuation Date coincident with or next following his request for distribution.

7.4.                                            Death.

7.4.1.                                          Death While Employed.  Subject to the adjustments provided in Section 7.5, the Beneficiary of a Participant whose employment is terminated by reason of his death shall be entitled to the entire amount in the Participant’s Account, determined as of the Valuation Date coinciding with or next following the date of his death.

7.4.2.                                          Death After Termination of Employment and Prior to Payment of Any Benefits.  If a Participant who is entitled to benefits under Sections 7.1, 7.2 or 7.3 dies before receiving the benefit described in such Section, his Beneficiary shall be paid the amount to which the Participant would have been entitled had he lived.

7.5.                                            Adjustments to Accounts for Delayed Distributions.  The amount to which a Participant or Beneficiary is entitled under this Article VII shall be the amount to which he is entitled under Sections 7.1, 7.2, 7.3 or 7.4 increased by the income and decreased by the loss allocable thereto until actually distributed from the Plan.

ARTICLE VIII.                                  PAYMENT AND FORM OF BENEFITS

8.1.                                            Benefit Commencement Date.

8.1.1.                                          General Rule.  Subject to Sections 8.1.2, 8.1.3, and 8.1.4, any benefit due a Participant under Article VII shall be paid in accordance with procedures established by the Committee following the date upon which the Participant becomes entitled to such benefit, unless transferred pursuant to an election under Section 8.10.

8.1.2.                                          Cash-Outs.

8.1.2.1.                                If the value of a Participant’s vested Account (including his Rollover Contribution Account) is $1,000 or less, his benefit shall be paid under Section 8.1.1 without his consent as soon as administratively feasible.  If the Participant does not have a vested interest in his Account, he shall be deemed to have received a distribution of his entire vested Account.

8.1.2.2.                                Subject to Section 8.1.3, if the value of the Participant’s vested Account (including his Rollover Contribution Account) is more than $1,000 as of the date of any distribution, payment to such Participant shall not be made unless the Participant consents in writing to the distribution.  Consent to such distribution shall not be valid unless the Participant is informed of his right to defer receipt of the distribution.

8.1.3.                                          Benefit Deferral by Election.  A Participant entitled to a benefit of more than $1,000 may elect to defer payment of that benefit until his Normal Retirement Date or, if earlier, such time as the Participant requests payment in writing.

8.1.4.                                          Required Beginning Date.  Notwithstanding Sections 8.1.1, 8.1.2, 8.1.3 and 8.1.5, distribution shall be made or shall begin not later than a Participant’s Required Beginning Date.

8.1.5.                                          Default Provision.  Subject to Section 8.1.4, unless a Participant has elected to defer payment of his benefit under Section 8.1.3, his benefit shall be payable no later than 60 days following the close of the Plan Year in which occurs the later of his Normal Retirement Date or his actual termination of employment.

8.2.                                            Earliest Distribution Date.  No distribution of the portion of a Participant’s Account that is attributable to his Elective Deferral Contributions or to Qualified Matching or Nonelective Contributions, if any, shall be made earlier than:

8.2.1.                                          the Participant’s severance from employment, death or Total and Permanent Disability;

8.2.2.                                          the Participant’s reaching age 59½;

8.2.3.                                          in the case of Elective Deferral Contributions (and income allocable thereto credited to a Participant’s Account as of December 31, 1988), the Participant’s incurring an expense that qualifies for a hardship withdrawal under Article IX;

8.2.4.                                          the occurrence of an event described in section 401(k)(10) of the Code; or

8.2.5.                                          in the case of a “qualified reservist distribution” (as defined in section 72(t)(2)(G)(iii) of the Code and Section 9.6 of the Plan, the date on which the individual is ordered or called to active duty in excess of 179 days.

8.3.                                            Form of Benefit Payment.  The only form of benefit under the Plan shall be a lump sum distribution.  Distribution of the vested portion of a Participant’s Account, other than the portion invested in Employer Stock, shall be made in cash.  Distribution of the portion of a Participant’s Account invested in Employer Stock shall be made in a lump sum distribution of Employer Stock and cash in lieu of fractional shares, unless the Participant elects to receive all or any part of such distribution in cash in accordance with Section 8.5.

8.4.                                            Death Benefits.  Subject to Section 8.7, if the Participant dies before distribution of his Account has been made, his Beneficiary shall receive his entire Account balance in a lump sum distribution.  Distribution of the vested portion of a Participant’s Account, other than the portion invested in Employer Stock, shall be made in cash.  Distribution of the portion of a Participant’s Account invested in Employer Stock shall be made in a lump sum distribution of Employer Stock and cash in lieu of fractional shares, unless the Beneficiary elects to receive all or any part of such distribution in cash in accordance with Section 8.5.  The Participant’s entire interest shall be paid to the Participant’s Beneficiary no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the

Participant’s surviving spouse is the Participant’s sole Beneficiary and the surviving spouse dies after the Participant but before distribution of the Participant’s Account has begun, this Section will apply as if the surviving spouse were the Participant.

8.5.                                            Election to Commence Benefit Payment.  A Participant or Beneficiary shall elect to receive his benefit by notifying the Committee, in accordance with procedures established by the Committee, of his election and the proposed date the distribution is to be made.  The Participant or Beneficiary shall elect at such time whether to receive amounts invested in Employer Stock in either cash or stock.  If the Participant or Beneficiary elects a cash distribution, the cash value of the Employer Stock shall be equal to the closing price of Employer Stock on the New York Stock Exchange as of the Valuation Date that authorized distribution directions are processed by the Trustee.

8.6.                                            Change of Election.  Any Participant or Beneficiary electing to receive his benefit under Section 8.5 may revoke such election and file a new election with the Committee at any time before the benefit payment is made.  Upon commencement of distribution, a Participant’s or Beneficiary’s election shall be irrevocable.

8.7.                                            Required Distributions — Code Section 401(a)(9).  The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.  The requirements of this Section will take precedence over any inconsistent provisions of the Plan.  Notwithstanding the foregoing, the provisions of this Section shall not alter the forms of benefit provided in Sections 8.3 and 8.4 to the extent that these benefit forms satisfy the requirements for Section 401(a)(9) of the Code and the regulations issued thereunder.  All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

8.7.1.                                          Time and Manner of Distribution.

8.7.1.1.                                The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

8.7.1.2.                                Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed in accordance with Section 8.4.

For purposes of this Section 8.7.1.2 and Section 8.7.3, distributions are considered to begin on the Participant’s Required Beginning Date.  If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or surviving spouse begin, distributions are considered to begin on the date distributions are required to begin to the surviving spouse.  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under this Section), the date distributions are considered to begin is the date distributions actually commence.

8.7.1.3.                                Unless the Participant’s accrued benefit is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year, distributions will be made in accordance with Sections 8.7.2 and 8.7.3.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Treasury regulations.

8.7.2.                                          Required Minimum Distributions During Participant’s Lifetime.

8.7.2.1.                                Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a)                                 the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in § 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b)                                 if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in § 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

8.7.2.2.                                Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 8.7.2. beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

8.7.3.                                          Required Minimum Distributions After Participant’s Death.

8.7.3.1.                                Death On or After Date Distributions Begin.

(a)                                 Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i)                                     The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)                                  If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)                               If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)                                 No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

8.7.3.2.                                Death Before Date Distributions Begin.

(a)                                 Participant Survived by Designated Beneficiary.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed in accordance with Section 8.4.

(b)                                 No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)                                  Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.7.1.2(a), this Section 8.7.3.1 will apply as if the surviving spouse were the Participant.

8.8.                                            Benefit Transfers.

8.8.1.                                          Eligibility.  If one or more distributions from a Participant’s Account constitutes an “eligible rollover distribution,” within the meaning of sections 402(c)(2) and (4) of the Code and regulations thereunder, the Participant may elect to have all or a portion (but not less than $500) of the distribution paid directly to an individual retirement account or annuity under section 408(a) or section 408(b) of the Code (an “IRA”) or a plan qualified under Code section 401(a) or section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan (collectively, an “eligible retirement plan”).  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.  In the case of a distribution to a non-spouse beneficiary who is a “designated beneficiary” within the meaning of 401(a)(9)(E) of the Code, an eligible retirement plan is an IRA established on behalf of the designated beneficiary that will be treated as an inherited IRA pursuant to the provisions of 402(c)(11) of the Code.  With respect to all distributions after December 31, 2007, an “eligible retirement plan” shall also include a Roth IRA under Code section 408A.

The Participant may not elect to have portions of an eligible rollover distribution paid directly to more than one eligible retirement plan.  In addition, the Participant will not be permitted to elect a direct rollover with respect to eligible rollover distributions that are reasonably expected to total less than $200 during the year.

For purposes of this Section 8.8.1 “eligible rollover distribution” shall mean, in accordance with Code section 402(c)(2) and (4) and the regulations thereunder, any distribution to an employee of all or any portion of the balance to the credit of the employee in a qualified trust; except that such term shall not include (1) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made (a) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and Participant’s designated Beneficiary, or (b) for a specified period of 10 years or more; (2) any distribution to the extent such distribution is required under Code section 401(a)(9), and (3) any hardship distribution described in Code section 401(k)(2)(B)(i)(IV).  In addition, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includable in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), a qualified plan described in Code section 401(a) or Code section 403(a), or to an annuity contract described in section 403(b) of the Code, that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

8.8.2.                                          Procedures. The Committee shall make such payment upon receipt from the Participant of the name of the eligible retirement plan to which such payment is to be made, a representation that the eligible retirement plan is an IRA under section 408(a) or section 408(b) of the Code or a plan qualified under section 401(a), section 403(a), section 403(b) or section 457(b) of the Code, and such other information and/or documentation as the Committee may reasonably require to make such payment.  The Participant’s election to make or not to make a direct rollover with respect to one distribution that is part of a series of payments will apply to all future distributions until the Participant subsequently changes the election.

8.8.3.                                          Failure to Elect.  If the Participant fails to elect whether or not a distribution is to be paid in a direct rollover, the Participant will be deemed to have elected not to have any portion of the distribution paid in a direct rollover.

8.9.                                            Distribution Pursuant to a Qualified Domestic Relations Order.  Any benefit payable from a Participant’s Account to an Alternate Payee pursuant to the terms of a Qualified Domestic Relations Order (“QDRO”), as those terms are defined in section 414(p) of the Code, shall, at the Alternate Payee’s election, provided such election is consistent with the terms of the QDRO, be paid:

8.9.1.                                          in a lump sum as soon as administratively reasonable after the determination that the QDRO satisfies the provisions of section 414(p) of the Code, without regard to whether the Participant is then eligible to receive benefits under the Plan; or

8.9.2.                                          at any other time and in any manner permitted by the Plan and the terms of the QDRO.

8.10.                                     Put Option.  Employer Stock held in a Participant’s Discretionary Contribution Account, ESOP Account or New Matching Contribution Account and then distributed to the Participant must be subject to a put option, if at the time of its distribution it is either subject to a trading limitation, or is not publicly traded.  For purposes of this Section, a “trading limitation” on a security is a restriction under any Federal or state securities law, any regulation thereunder, or an agreement, not prohibited by Treasury regulations Section 54.4975-7(b) affecting the security so as to make the security not as freely tradable as one not subject to such a restriction.  The put option must be exercisable only by a Participant, a Beneficiary or by any donee of the Participant or by a person to whom the security passes by reason of a Participant’s death.  The put option must permit a Participant to put the security to the Sponsor, and it may grant the Trust an option to assume the rights and obligations of the Sponsor at the time that the put option is exercised, but under no circumstances may the put option bind the Trust.  If it is known at the time an Exempt Loan is made that Federal or state law will be violated by the Sponsor’s honoring such a put option, the put option must permit the security to be put, in a manner consistent with such law, to a third party (for example but without limitation, to an affiliate or a shareholder of the Sponsor other than the Trust) that has substantial net worth at the time the Exempt Loan is made and whose net worth is reasonably expected to remain substantial.  A put option must be exercisable at any time during a period or periods which include at least (A) sixty (60) days beginning on the date the security subject to the put option is distributed by the Trustee and (B) sixty (60) days in the next following Plan Year, in accordance with regulations issued pursuant to Section 409 of the Code.  In the case of a security that is publicly traded without restriction when distributed, but ceases to be so traded within the put option period(s) set forth above, the Sponsor must notify each security holder in writing on or before the tenth (10th) day after the date the security ceases to be so traded that during the remainder of such period(s) the security is subject to put option.  The number of days between such tenth (10th) day and the date on which notice is actually given, if later than the tenth (10th) days, must be added to the duration of the put option.  The notice must inform distributees of the terms of the put options that they are to hold.  The price at which a put option must be exercisable is the value of the security, as determined under Treasury Regulations Section 54.4975-11(d)(5).  The provisions for payment under a put option must provide that the Sponsor or the Trust if the Plan so elects, shall repurchase the Employer Stock as follows:

8.10.1.                                   If the distribution constitutes a total distribution within the meaning of Section 409(h)(5) of the Code, payment of the fair market value of the repurchased Employer Stock shall be made in five (5) substantially equal annual payments, of which the first shall be paid not later than thirty (30) days after the Participant exercises the put option. The purchaser will pay a reasonable rate of interest and provide adequate security on amounts not paid after thirty (30) days;

8.10.2.                                   If the distribution does not constitute a total distribution, the purchaser shall pay the Participant an amount equal to the fair market value of the Employer Stock repurchased no later than thirty (30) days after the Participant exercises the put option.

ARTICLE IX.                                            WITHDRAWALS DURING EMPLOYMENT

9.1.                                            Hardship Withdrawal — General Rules.  An eligible Participant may elect to withdraw (i) up to 100% of his Elective Deferral Contributions, and earnings credited on those contributions through December 31, 1988, and up to 100% of his Catch-Up Contributions, exclusive of any amount loaned to a Participant or treated as security for a loan under Article X and (ii) up to 100% of his vested interest in his other Accounts, other than his Discretionary Contribution Account, Qualified Nonelective Contribution Account or his Qualified Matching Contribution Account, if any.  Such election shall be submitted at such time and in such manner as shall be prescribed by the Committee.  A Participant is eligible to make a hardship withdrawal under this Section 9.1 only if the withdrawal is for a Qualified Emergency, as defined in Section 9.2, and the requirements of Section 9.3 are met.

9.2.                                            Definition of Qualified Emergency.  As used in this Article IX, the term “Qualified Emergency” means an immediate and heavy financial hardship of the Participant.  The following circumstances, and no others, meet the definition of  “Qualified Emergency”:

9.2.1.                                          the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant or his or her spouse, child or dependent (as defined in section 152 of the Code without regard to sections 152(b)(1), (b)(2) and (d)(1)(B));

9.2.2.                                          medical expenses that would otherwise be deductible by the Participant for federal income tax purposes pursuant to section 213(d) of the Code, and are incurred by the Participant, the Participant’s spouse or any dependent of the Participant or a distribution necessary for such a person to obtain medical care described in section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of the Participant’s “adjusted gross income”);

9.2.3.                                          the purchase (excluding mortgage payments) of the Participant’s principal residence;

9.2.4.                                          the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;

9.2.5.                                          payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in section 152 of the Code without regard to section 152(d)(1)(B));

9.2.6.                                          expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of the Participant’s “adjusted gross income”);

9.2.7.                                          payment of expenses described in Sections 9.2.1, 9.2.2 and 9.2.5 incurred on behalf of the Participant’s named Beneficiar(ies) under the Plan; and

9.2.8.                                          any other expense that is deemed to be an immediate and heavy financial need by the Internal Revenue Service.

9.3.                                            Requirements for Hardship Withdrawal.  A hardship withdrawal under Section 9.1 shall be permitted only if the following requirements are met:

9.3.1.                                          the distribution does not exceed the amount of the Qualified Emergency expense (including a reasonable amount to enable the Participant to pay taxes and penalties on such withdrawal);

9.3.2.                                          if any portion of the withdrawal comes from the Participant’s Elective Deferral Contribution Account or Catch-Up Contribution Account, the Participant has obtained all distributions, other than hardship withdrawals, and all non-taxable loans currently available under all plans maintained by the Employer, unless obtaining such loan would increase the severity of the Participant’s hardship; and

9.3.3.                                          if any portion of the withdrawal comes from the Participant’s Elective Deferral Contribution Account or Catch-Up Contribution Account, the Plan and all other plans maintained by the Employer suspend Elective Deferral Contributions, Catch-Up Contributions and other contributions by the Participant for at least 6 months after the receipt of the hardship withdrawal.

9.4.                                            Withdrawals after Age 59½.  A Participant who is currently employed and has reached age 59½ shall be entitled to make one withdrawal per Plan Year of all or any portion of his vested interest in the amount credited to his Account as of the Valuation Date next following the date he submits a request in accordance with procedures established by the Committee.  Notwithstanding the preceding sentence, a Participant who was formerly a participant in the Besselaar 401(k) Plan or the CHEOS Plan may receive more than one withdrawal per Plan Year.

9.5.                                            Rollover and Savings Contribution Account Withdrawals.  A Participant who is currently employed and has a balance in his Rollover Contribution Account or Prior Savings Contribution Plan Account may, at any time withdraw all or any portion of the amount credited to such Accounts as of the Valuation Date next following the date he submits a request in accordance with procedures established by the Committee.

9.6.                                            Qualified Reservist Distributions.  A Participant who is currently employed and, by reason of being a reservist or member of the National Guard, is ordered or called to active duty after September 11, 2001 and before December 31, 2007 for a period in excess of 179 days, may withdraw all or any portion of his Elective Deferral Contribution Account and Catch-Up Contribution Account provided that the withdrawal is made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period (a “qualified reservist distribution”).  A qualified reservist distribution shall be made as of the Valuation Date next following the date the eligible Participant submits a request for such withdrawal in accordance with procedures established by the Committee.  All distributions under this Section 9.6 shall be determined and made in accordance with section 72(t)(2)(G) and section 401(k)(2)(B)(i)(V) of the Code and the guidance issued thereunder.

9.7.                                            Qualified Hurricane Distributions - Code Section 1400 Q.  Notwithstanding any other provision of the Plan, effective December 21, 2005, distributions under this Article IX shall include “qualified hurricane distributions” as defined in section 1400Q of the Code.  The Plan will apply the requirements of section 1400Q of the Code, in accordance with regulations and other guidance issued by the Secretary of Treasury or the Secretary of Labor, retroactively as prescribed in section 1400Q(d) of the Code.

9.8.                                            Distribution of Amounts Withdrawn.  As soon as practicable following the Committee’s determination that the requirements of Section 9.1, 9.4, 9.5, 9.6 or 9.7 are met, it shall direct the Trustee to pay to the Participant the amount he has elected to withdraw in a single sum.  The withdrawal shall be made on a pro-rata basis from all of the Investment Funds.

For hardship distributions and Qualified Hurricane Distributions, the amount elected by the Participant shall be withdrawn from such Participant’s Accounts in the following order:  (1) Rollover Contribution Account; (2) Elective Deferral Contribution Account (matched portion); (3) Elective Deferral Contribution Account (supplemental portion); (4) Catch-Up Contribution Account; (5) Prior Profit Sharing Plan Account; (6) Prior Metpath Plan Account; (7) Prior Partnership Plan Account; (8) Pre-July 1995 Matching Contribution Account; (9) Pre-1997 Matching Contribution Account; (10) New Matching Contribution Account; (11) Prior CHEOS Plan Account; (12) Prior GDXI Plan Account; (13) Prior CRU Plan Account; and (14) ESOP Account.

For age 59½ distributions, the amount elected by the Participant shall be withdrawn from such Participant’s Accounts in the following order:  (1) Prior Savings Contribution Plan Account; (2) Rollover Contribution Account; (3) Elective Deferral Contribution Account (matched portion); (4) Elective Deferral Contribution Account (supplemental portion); (5) Catch-Up Contribution Account; (6) Prior Profit Sharing Plan Account; (7) Prior Metpath Plan Account; (8) Prior Partnership Plan Account; (9) Pre-July 1995 Matching Contribution Account; (10) Pre-1997 Matching Contribution Account; (11) New Matching Contribution Account; (12) Prior CHEOS Plan Account; (13) Prior GDXI Plan Account; (14) Prior CRU Plan Account; and (15) ESOP Account.

ARTICLE X.                                                 LOANS TO PARTICIPANTS

10.1.                                     Plan Loans.  The Committee may cause the Trustee to lend to any Participant who applies for a loan the amount applied for by the Participant, upon such terms as the Committee may see fit, subject to all of the requirements of Section 10.2.

10.2.                                     Loan Requirements.

10.2.1.                                   Such loans shall be made available to all Participants who are actively employed by the Employer, subject only to each such Participant’s demonstration, on the basis of uniform and non-discriminatory rules and procedures established by the Committee, of his ability to repay the loan, plus interest.

10.2.2.                                   The amount of the loan, when added to the outstanding balance of all prior loans to such Participant, shall not exceed the lesser of:

10.2.2.1.                         $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over (ii) the outstanding balance of loans from the Plan immediately before the loan in question was made; or

10.2.2.2.                         50% of the amount in the Participant’s Account that is vested.

For the purpose of the borrowing limitations of this Section, all Employers in a controlled group of employers, within the meaning of section 414(b) or section 414(c) of the Code, or a part of an affiliated service group, within the meaning of section 414(m) of the Code, shall be considered as one employer and all of the Defined Benefit Plans and Defined Contribution Plans shall be considered to be a single plan.

10.2.3.            The amount of any loan shall be at least $1,000.

10.2.4.            In no event shall a Participant have more than one loan outstanding.  Notwithstanding the foregoing, a Participant who initiated a second loan under the Covance 401(k) Savings Plan for Covance CRU, Inc. (the “CRU Plan”) which remains outstanding as of October 9, 2006, shall continue repayment of the second loan in accordance with the terms of the loan under the CRU Plan.

10.2.5.            In no event may a Participant be issued a new loan less than 30 days after the date repayment for a loan is made in full by such Participant.

10.2.6.            A portion of the Participant’s Account equal to the principal amount of the loan shall be security for such loan.

10.2.7.            Any such loan shall be repaid by payroll withholding at least quarterly on the basis of substantially level amortization, within five years from the date the loan is made; provided, however, that if the loan proceeds are used to acquire a dwelling that is, or will be within a reasonable period of time, the Participant’s principal residence, the term of the loan shall be no more than ten years.  A Participant may prepay the outstanding loan balance of any loan at any time without penalty.

10.2.8.            Except as provided in Section 10.2.9 or Section 10.2.10, a Participant who fails to make any installment payment due under a Plan loan by the last day of the calendar quarter following the calendar quarter in which the required installment payment was originally due shall be treated as having a deemed distribution equal to the entire outstanding balance of the loan.

10.2.9.            Except as otherwise provided in Section 10.2.10, a Participant with an outstanding loan whose active service is temporarily interrupted due to a leave of absence, either without pay from the Employer or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments, may, in accordance with procedures established by the Committee, suspend loan payments for a period of not longer than one year, provided the loan is repaid by the latest date permitted under Section 72(p)(2)(B) of the Code and the installments due after the leave ends (or, if earlier, after the first year of the leave) must not be less than those required under the terms of the original loan.

10.2.10.         In accordance with section 414(u) of the Code, the Plan may suspend the obligation to repay a loan made to a Participant for any part of a period during which the Participant is performing service in the “uniformed services” (as defined in 38 U.S.C. chapter

43), and such suspension shall not be taken into account for purposes of section 72(p) of the Code; provided that loan repayments resume upon the completion of such period of military service and the loan is repaid thereafter by amortization in substantially level installments over a period that ends not later than the “latest permissible term” (as described below) of the loan.  The “latest permissible term” of the loan is the latest date permitted under section 72(p)(2)(B) of the Code plus any additional period of suspension permitted for military service under this Section 10.2.10.

10.2.11.         Such loan shall bear a rate of interest of 1% above the prime rate published in the Wall Street Journal for the end of the month prior to the receipt of the Participant’s loan application.  Notwithstanding the foregoing, the rate of interest shall be limited to no more than six percent for any period during which a Participant is performing military service in the uniformed services provided such Participant gives written notice and submits a copy of his or her military orders in accordance with procedures established by the Committee no later than 180 days following his termination or release from military service.

10.2.12.         The loan amount shall be withdrawn on a pro-rata basis from all of the Participant’s Investment Funds and from such Participant’s Accounts, in the following order:  (1) Prior Savings Contribution Plan Account; (2) Rollover Contribution Account; (3) Elective Deferral Contribution Account (matched portion); (4) Elective Deferral Contribution Account (supplemental portion); (5) Catch-Up Contribution Account; (6) Prior Profit Sharing Plan Account; (7) Prior Metpath Plan Account; (8) Prior Partnership Plan Account; (9) Pre-July 1995 Matching Contribution Account; (10) Pre-1997 Matching Contribution Account; (11) New Matching Contribution Account; (12) Prior CHEOS Plan Account; (13) Prior GDXI Plan Account; (14) Prior CRU Account; and (15) ESOP Account.

10.2.13.         The Participant shall agree at the time the loan is made that the outstanding principal and interest on the loan at the time the Participant or his Beneficiary receives a distribution under Article VIII shall be deducted from the amount otherwise distributable to such Participant or Beneficiary.

10.2.14.         No note or other document evidencing any such loan shall be negotiable or otherwise assignable.

10.2.15.         Upon termination of employment with the Employer, a Participant’s outstanding loan shall be immediately due and payable.  Failure to repay such loan within 30 days shall cause such loan to be treated as a deemed distribution equal to the entire outstanding balance of the loan.  Notwithstanding the foregoing, a former Employee who is receiving salary continuation payments from the Company, either through the Covance Inc. Severance Pay Plan or another Company-sponsored severance program or arrangement, shall be permitted to continue the repayment of an outstanding loan during the period of time beginning with the first salary continuation payment on or after June 1, 2001 and ending on the date on which the last salary continuation payment from the Company is issued.  Such loan repayments shall be made through withholding from the salary continuation payments made by the Company.

ARTICLE XI.               INVESTMENTS

11.1.            Investment Funds.

11.1.1.            General Rule.  Each Participant shall elect the manner in which his Elective Deferral Contributions, Catch-Up Contributions, Savings Contributions, Matching Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions, Rollover Contributions, trustee-to-trustee transfers and amounts credited to his Prior Plan Account, if any, are to be invested.

11.1.2.            Special Rule for Discretionary Contributions and Certain New Matching Contributions.  Amounts allocated on or after December 31, 1996 to a Participant’s Discretionary Account shall be automatically 100% invested in the Employer Stock Fund.  Amounts allocated on or after December 31, 1996 and before April 1, 2007 to a Participant’s New Matching Contribution Account were also automatically 100% invested in the Employer Stock Fund.  A Participant may, at any time, transfer all or any portion in multiples of 1% of the total amount of his Discretionary Contribution Account and that portion, if any, of his New Matching Contribution Account credited to the Employer Stock Fund to one or more of the other Investment Funds offered under the Plan, in accordance with the procedures established by the Committee.

11.1.3.            Fund Performance.  Net income or loss with respect to the performance of the Investment Funds offered shall only affect the Accounts invested in such Investment Funds.

11.2.            Investment Elections.  A Participant may elect to have the amounts held in his Account invested entirely in one Investment Fund, or he may elect to have such amounts invested in more than one Investment Fund, in accordance with the procedures established by the Committee. A Participant’s election shall specify the percentage of his Account to be invested in an Investment Fund in any whole percentage of such Account provided that the percentage of his Account to be invested in any one Investment Fund must be equal to at least one percent (1%) or a multiple thereof. Such election shall remain in effect until a new election is made.  If a Participant fails to make an election from among the available Investment Funds, the amounts contributed to the Participant’s Account shall be invested in the Default Fund.  Appropriate sub-accounts shall be established to reflect a Participant’s investment elections.

11.3.            Change of Election.  A Participant may change an election of Investment Funds or may elect to transfer existing Account balances among Investment Funds daily.  The Participant shall direct such change or transfer by telephone instruction to the Trustee, or its designated agent, during normal business hours of any business day.

11.4.            Diversification of ESOP Account.  Amounts allocated on or after December 31, 1996 to a Participant’s ESOP Account shall be automatically 100% invested in the Employer Stock Fund.   A Participant may, at any time, transfer all or any portion in multiples of 1% of the total amount of his ESOP Account credited to the Employer Stock Fund to one or more of the other Investment Funds offered under the Plan, in accordance with the procedures established by the Committee.

11.5.            Employer Stock Fund.  Employer Stock received by the Plan as a result of the spin-off of the Sponsor from Corning Incorporated shall remain invested as Employer Stock.  The Trustee shall invest Discretionary Contributions in Employer Stock so that Participants may share in the earnings of the Employer and acquire a proprietary interest in the Employer; provided, however that all Discretionary Contributions shall be used to make payments on Exempt Loans to the extent provided in Section A-6.  The Trustee will also invest any other assets attributable to Participants’ Accounts in Employer Stock in accordance with Participants’ elections under Article XI.  Any Employer Stock acquired and held in accordance with this Section will be known and referred to as the “Employer Stock Fund.”

11.6.            Dividends on ESOP Stock.  It is anticipated that all dividends payable with respect to shares of ESOP Stock held in a suspense account shall be used for the purpose of repaying one or more Exempt Loans, as defined in Supplement A, and that all dividends payable with respect to all other Employer Stock held in the Trust Fund shall be added to the Participants’ Employer Stock Fund, subject to Section A-5.  Nevertheless, the Committee may, in its sole discretion, determine for any Plan Year that dividends payable with respect to shares of ESOP Stock shall, if payable in cash be (i) paid currently to Participants or (ii) used for the purpose of repaying one or more Exempt Loans if such use of said dividends so applied meets the requirements of Code Section 404(k). Such discretion herein granted may be exercised by the Committee independently, and in whole or in part, with respect to the stock held from time to time in one or more of Employer Stock Funds established under the Trust.  Discretion so exercised for any Plan Year, or for any portion thereof, may be changed by the Committee at any subsequent time.  Cash dividends which are to be paid to the Participants may be paid directly by the Company or may be paid by the Trustee within ninety (90) days after the end of the Plan year or receipt by the Trustee.

11.7.            Voting and Tender Offer Rights on Employer Stock.  Each Participant shall have the right to vote all shares of Employer Stock held in the Participant’s Account.  Each Participant shall also have the right to direct the Trustee whether to tender such shares of Employer Stock in the event an offer is made by any person other than the Employer to purchase such shares.  The Committee shall make any such arrangements with the Trustee as may be appropriate to pass such voting or tender offer rights through to a Participant.  In the event a Participant fails to vote his shares or fails to indicate his preference with respect to a tender offer, the Trustee shall vote the Participant’s shares or tender his shares in the same proportions as those Plan Participants who did respond cast their votes or tendered their shares.  The Trustee shall also vote and exercise any tender offer rights with respect to unallocated ESOP Stock held in a suspense account in the same proportions as those Plan Participants who responded cast their votes or tendered their shares.

ARTICLE XII.             TOP-HEAVY PROVISIONS

12.1.            Top-Heavy Requirements.  Notwithstanding anything in the Plan to the contrary, for any Plan Year that the Plan is a Top-Heavy Plan, the Plan shall meet the requirements of this Article XII.

12.2.            Minimum Vesting Requirements.  The vested interest of a Participant who is credited with an Hour of Service after the Plan becomes a Top-Heavy Plan shall be determined under the following schedule:

Years of Service	Vested Interest

Less than one	0%
One but less than two	20%
Two but less than three	40%
Three but less than four	60%
Four or more	100%

12.3.            Change in Top-Heavy Status.  If the Plan becomes a Top-Heavy Plan and subsequently ceases to be a Top-Heavy Plan, the vesting schedule in Section 12.2 shall continue to apply in determining the vested percentage of the Account of any Participant who had at least three Years of Service as of the last day of the last Plan Year in which the Plan was a Top-Heavy Plan.  For all other Participants, the vesting schedule in Section 12.2 shall apply only to their Accounts as of such last day.

12.4.            Minimum Contribution Requirement.

12.4.1.            Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan.  Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution test and other requirements of section 401(m) of the Code.

12.4.2.            Unless the Plan is part of a Required Aggregation Group and enables a Defined Benefit Plan that is included in such Required Aggregation Group to satisfy sections 401(a)(4) or 410 of the Code, the percentage minimum contribution required hereunder shall in no event exceed the percentage contribution made for the Key Employee for whom such percentage is the highest for the Plan Year.  Elective Deferral Contributions made on behalf of Key Employees shall be included for purposes of determining the percentage contribution made to Key Employees.

12.4.3.            The minimum contribution shall not be integrated with Social Security benefits and shall be made for each Participant who is a Non-Key Employee and who is employed at the end of the Plan Year in question, regardless of whether or not such Non-Key Employee has completed 1,000 Hours of Service.  A Non-Key Employee will not fail to receive a minimum contribution because either (i) the Non-Key Employee is excluded from participation (or accrues no benefit) merely because the Non-Key Employee’s Compensation is less than a stated amount, or (ii)the Non-Key Employee is excluded from participation (or accrues no benefit) merely because of a failure to make Elective Deferral Contributions.

12.5.            Determination of Present Values and Amounts.  This Section 12.5 shall apply for purposes of determining the present values of accrued benefits and the amounts of Account Balances of Employees as of the Determination Date.

12.5.1.            Distributions During Year Ending on the Determination Date.  The present values of accrued benefits and the amounts of Account Balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the one-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

12.5.2.            Employees Not Performing Services During Year Ending on the Determination Date.  The Accrued Benefits and Accounts of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account.

ARTICLE XIII.           PLAN ADMINISTRATION

13.1.            Fiduciary Responsibility.

13.1.1.            The Sponsor established and maintains the Plan for the benefit of its employees and those of Participating Employers and of necessity retains control of the operation and administration of Plan. The Sponsor is the “named fiduciary” and “administrator” as those terms are defined by ERISA.  The Sponsor in accordance with specific provisions of the Plan has, as herein indicated, delegated certain of these rights and obligations to the Employer, the Trustee and the Committee and these parties shall be solely responsible for these, and only these, delegated rights and obligations.

13.1.2.            Each fiduciary who is allocated specific duties or responsibilities under the Plan or any fiduciary who assumes such a position with the Plan shall discharge his duties solely in the interest of the Participants and Beneficiaries for the exclusive purpose of providing such benefits as stipulated herein to such Participants and Beneficiaries, or of defraying reasonable expenses of administering the Plan.  Each fiduciary in carrying out such duties and responsibilities shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in exercising such authority or duties.

13.1.2.1.        A fiduciary may serve in more than one fiduciary capacity and may employ one or more persons to render advice with regard to his fiduciary responsibilities.  If the fiduciary is serving as such without compensation, all expenses reasonably incurred by such fiduciary shall be reimbursed from the assets of the Trust, unless paid by the Sponsor.

13.1.2.2.        A fiduciary may allocate any of his responsibilities for the operation and administration of the Plan.  In limitation of this right, a fiduciary may not allocate any responsibilities as contained herein relating to the management or control of the Fund except (1) through the employment of an investment manager as provided in Section 13.1.4 and in the Trust Agreement relating to the Fund, or (2) to the extent Participants specify their own Investment Funds.

13.1.3.            The Employer shall indemnify each member of the Board of Directors, the Committee, and any of its employees to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of their fiduciary duties, responsibilities and obligations under the Plan and under ERISA, except for liabilities and claims arising from such fiduciary’s willful misconduct or gross negligence.  For such purpose, the Employer may obtain, pay for and keep current a policy or policies of insurance.  Where such policy or policies of insurance are purchased, there shall be no right to indemnification under this Section 13.1.3, except to the extent of any deductible amount under the policy or policies or with regard to covered claims in excess of the insured amount.  No Plan assets may be used for any indemnification.

13.1.3.1.        The Employer shall supply such full and timely information for all matters relating to the Plan as (a) the Committee, (b) the Trustee, and (c) the accountant engaged on behalf of the Plan by the Sponsor may require for the effective discharge of their respective duties.

13.1.4.            The Trustee, in accordance with the trust agreement between the Sponsor and the Trustee, shall have the authority to manage the Trust, except that (1) the Committee may in its discretion employ at any time and from time to time an investment manager (as defined in section 3(38) of ERISA) to direct the Trustee with respect to all or a designated portion of the assets comprising the Fund, and (2) Participants may choose to have their contributions invested among the available Investment Funds.

13.1.4.1.        Each Participant in the Plan shall be a “named fiduciary,” within the meaning of section 402 of ERISA, to the extent that Employer Stock, whether or not allocated to his accounts, are voted or tendered according to the Participant’s directions.

13.2.            Appointment and Removal of Committee.  The Committee shall consist of at least one person who shall be appointed and may be removed by the Board of Directors. Persons appointed to the Committee may be, but need not be, employees of the Employer. Any Committee member may resign by giving written notice to the Board of Directors, which notice shall be effective 30 days after delivery.  Notwithstanding the foregoing, any Committee member who is an Employee of the Employer shall be deemed to have resigned from the Committee effective upon his termination of employment.  A Committee member may be removed by the Board of Directors by written notice to such Committee member, which notice shall be effective upon delivery.  The Board of Directors shall promptly select a successor following the resignation or removal of the Committee member, if necessary to maintain a Committee of at least one member.

13.3.            Compensation and Expenses of Committee.  Members of the Committee who are Employees shall serve without compensation.  Members of the Committee who are not Employees may be paid reasonable compensation for services rendered to the Plan.  Such compensation, if any, and all ordinary and necessary expenses of the Committee shall be paid by the Fund unless paid by the Employer.

13.4.            Committee Procedures.  The Committee may enact such rules and regulations for the conduct of its business and for the administration of the Plan as it may deem desirable.  The Committee may act either at meetings at which a majority of its members are present or by a writing signed by a majority of its members without the holding of a meeting.  Records shall be kept of the actions of the Committee.  No member of the Committee who is a Participant in the Plan shall vote upon any matter affecting only his Account.

13.5.            Plan Interpretation.  The Committee shall have the authority and responsibility to interpret and construe the Plan and to decide all questions arising thereunder, including without limitation, questions of eligibility for participation, eligibility for benefits, Account balance, and the timing of the distribution thereof, and shall have the authority to deviate from the literal terms of the Plan to the extent the Committee shall determine to be necessary or appropriate to operate the Plan in compliance with the provisions of applicable law.

13.6.            Consultants.  The Committee may, and to the extent necessary for the preparation of required reports shall, employ accountants, actuaries, attorneys and other consultants or advisors.  The fees charged by such accountants, actuaries, attorneys and other consultants or advisors shall be paid by the Fund unless paid by the Employer.

13.7.            Method of Handling Plan Funds.  No Committee member shall, in his capacity as a Committee member, at any time, handle any assets of the Fund.  All payments to the Fund shall be made by the Employee of the Participating Employer charged with that responsibility.  Benefit payments from the Fund shall be made by the Trustee.

13.8.            Delegation and Allocation of Responsibility.  The Committee may delegate any Plan administrative responsibility to any employee of the Employer and may allocate any of its responsibilities to one or more members of the Committee.  In the event of any such delegation or allocation the Committee shall establish procedures for the thorough and frequent review of the performance of such duties.  Persons to whom responsibilities have been delegated may not delegate to others any discretionary authority or discretionary control with respect to the management or administration of the Plan.

13.9.            Claims Procedure.  The Committee shall administer a claims procedure as follows:

13.9.1.            Initial Claim.  A Participant or Beneficiary who believes himself entitled to benefits hereunder (the “Claimant”), or the Claimant’s authorized representative acting on behalf of such Claimant, must make a claim for those benefits by submitting a written notification of his claim of right to such benefits.  Such notification must be on the form and in accordance with the procedures established by the Committee.  Except for benefits paid pursuant to Section 8.1.2, no benefit shall be paid under the Plan until a proper claim for benefits has been submitted.  The claim shall be reviewed by the Director of Global Benefits.

13.9.2.            Procedure for Review.  The Committee shall establish administrative processes and safeguards to ensure that all claims for benefits are reviewed in accordance with the Plan document and that, where appropriate, Plan provisions have been applied consistently to similarly situated Claimants.  Any notification to a Claimant required hereunder may be provided in writing or by electronic media, provided that any electronic notification shall comply with the applicable standards imposed under DOL Reg. § 2520.104b-1(c).

13.9.3.            Claim Denial Procedure.  If a claim is wholly or partially denied, the Director of Global Benefits shall, notify the Claimant within a reasonable period of time, but not later than 90 days after receipt of the claim, unless the Director of Global Benefits determines that special circumstances require an extension of time for processing the claim.  If the Director of Global Benefits determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period.  In no event shall such extension exceed a period of 180 days from receipt of the claim.  The extension notice shall indicate:  (i) the special circumstances necessitating the extension and (ii) the date by which the Director of Global Benefits expects to render a benefit determination.  A benefit denial notice shall be written in a manner calculated to be understood by the Claimant and shall set forth:  (i) the specific reason or reasons for the denial, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, with reasons therefor, and (iv) the procedure for reviewing the denial of the claim and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a legal action under §502(a) of ERISA following an adverse benefit determination on review.

13.9.4.            Appeal Procedure.  In the case of an adverse benefit determination, the Claimant or his representative shall have the opportunity to appeal to the Committee for review thereof by requesting such review in writing to the Committee within 60 days of receipt of notification of the denial.  Failure to submit a proper application for appeal within such 60 day period will cause such claim to be permanently denied.  The Claimant or his representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim.  A document, record or other information shall be deemed “relevant” to a claim in accordance with DOL Reg. § 2560.503-1(m)(8).  The Claimant or his representative shall also be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits.  The Committee shall review the appeal taking into account all comments, documents, records and other information submitted by the Claimant or his representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

13.9.5.            Decision on Appeal.  The Committee shall notify a Claimant of its decision on appeal within a reasonable period of time, but not later than 60 days after receipt of the Claimant’s request for review, unless the Committee determines that special circumstances require an extension of time for processing the appeal.  If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period.  In no event shall such extension exceed a period of 60 days from the end of the initial period.  The extension notice shall indicate:  (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination.  An adverse benefit decision on appeal shall be written in a manner calculated to be understood by the Claimant and shall set forth:  (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant’s claim (the relevance of a document, record or other information will be determined in accordance with DOL Reg. § 2560.503-1(m)(8)) and (iv) a statement of the Claimant’s right to bring a legal action under § 502(a) of ERISA.

13.9.6.            Litigation.  In order to operate and administer the claims procedure in a timely and efficient manner, any Claimant whose appeal with respect to a claim for benefits has been denied, and who desires to commence a legal action with respect to such claim, must commence such action in a court of competent jurisdiction within 90 days of receipt of notification of such denial.  Failure to file such action by the prescribed time will forever bar the commencement of such action.

ARTICLE XIV.            AMENDMENT AND TERMINATION

14.1.            Amendment.  The Sponsor shall have the right at any time by action of the Compensation and Organization Committee of the Board of Directors to amend the Plan in whole or in part, including retroactively to the extent necessary and permitted by law.  The Benefits Administration Committee shall have the ability at any time to amend the Plan to comply with applicable laws or to change the Plan in a manner which does not result in a material increase in the Sponsor’s contributions to or the cost of maintaining the Plan.  The duties, powers and liability of the Trustee hereunder shall not be increased without its written consent.  The amount of benefits which at the later of the adoption or effective date of such amendment shall have accrued for any Participant or Beneficiary hereunder shall not be adversely affected thereby.

No such amendment shall have the effect of reinvesting in the Employer any part of the principal or income of the Fund.  No amendment may eliminate or reduce any early retirement benefit or subsidy that continues after retirement.  Unless expressly provided for in an amendment, it shall not affect the rights and obligations of any Participant who terminated employment prior to the effective date of the amendment.

14.2.                                     Termination or Partial Termination.  While each Participating Employer intends to continue the Plan indefinitely, it reserves the right to terminate or partially terminate the Plan at any time as to its Employees.  If the Plan is terminated or partially terminated, or the Participating Employer ceases completely to make contributions hereunder, all nonvested amounts then standing to the credit of the Accounts of the Participants affected by such termination or partial termination and who are then employed by the Employer, or who have been credited with a Year of Service during the Plan Year in which the termination or partial termination occurs in the case of a Participant who is not employed by the Participating Employer as of the date of termination or partial termination, shall immediately vest and be nonforfeitable and the Fund shall continue to be held for distribution as provided in Article VIII or in the case of a complete termination, shall be distributed as soon as administratively feasible after such termination; provided that the Employer has not established or does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code) that constitutes an “alternative defined contribution plan” within the meaning of Treas. Reg. § 1.401(k)-1(d)(4), or other applicable authority. No Employees of the Participating Employer shall thereafter be admitted to the Plan as new Participants, and the Participating Employer shall make no further contributions to the Fund.

ARTICLE XV.                                        VETERANS’ REEMPLOYMENT RIGHTS

Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with section 414(u) of the Code as summarized below:

15.1.                                     Crediting Service.

15.1.1.                                   An Employee reemployed by the Employer in accordance with Chapter 43 of Title 38 of the United States Code shall be treated as not having incurred a Break- in-Service with the Employer by reason of such Employee’s period of Qualified Military Service.

15.1.2.                                   Upon reemployment by the Employer in accordance with Chapter 43 of Title 38 of the United States Code, an Employee’s period of Qualified Military Service shall be deemed service with the Employer for purposes of determining the vested percentage of the Employee’s Account.

15.2.                                     Elective Deferral Contributions and Catch-Up Contributions.

15.2.1.                                   Any Employee who has performed Qualified Military Service and who is entitled to the benefits of Chapter 43 of Title 38 of the United States Code shall be permitted to make additional Elective Deferral Contributions and Catch-Up Contributions, if applicable, under the Plan during the period which begins on the Employee’s reemployment date with the Employer and has the same length as the lesser of:

15.2.1.1.                         the product of 3 and the period of Qualified Military Service which resulted in such rights; and

15.2.1.2.                         5 years.

15.2.2.                                   Notwithstanding any provision of this Plan to the contrary, the maximum amount of Elective Deferral Contributions and Catch-Up Contributions, if applicable, that an Employee shall be permitted to make pursuant to the preceding subsection shall be the amount of Elective Deferral Contributions and Catch-Up Contributions that the Employee would have been permitted to make under the Plan in accordance with the limitations of sections 402(g), 404(a), 414(v) and 415 of the Code during the period of Qualified Military Service if the Employee had continued to be employed by the Employer during such period and had received Compensation in accordance with Section 15.5 below.  The amount of Elective Deferral Contributions and Catch-Up Contributions determined under the preceding sentence shall be reduced by any Elective Deferral Contributions and Catch-Up Contributions actually made by the Employee to the Plan during the period of Qualified Military Service.  An Employee who meets the requirements of Section 3.1.3 shall be permitted to make Catch-Up Contributions in accordance with section 414(v) of the Code.

15.3.                                     Matching Contributions.  Each Participating Employer shall make Matching Contributions with respect to any Elective Deferral Contributions and Catch-Up Contributions made by an Employee pursuant to the preceding Section which would have been required had such Elective Deferral Contributions and Catch-Up Contributions actually been made during the period of such Employee’s Qualified Military Service.

15.4.                                     Discretionary Contributions.  Each Participating Employer shall make Discretionary Contributions in accordance with Section 3.2.4 with respect to an eligible Participant during a period of Qualified Military Service if such contributions would have been made with respect to the active employment of such Participant during that same period.

15.5.                                     Compensation.  An Employee who is in Qualified Military Service shall be treated as receiving Compensation from the Employer during such period of Qualified Military Service equal to:

15.5.1.                                   the Compensation the Employee would have received during such period if the Employee were not in Qualified Military Service, determined based on the rate of pay the Employee would have received from the Employer but for absence during the period of Qualified Military Service; or

15.5.2.                                   if the Compensation the Employee would have received during such period was not reasonably certain, the Employee’s average Compensation from the Employer during the 12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service).

15.6.                                     Qualified Military Service.  For purposes of the Plan, the term “Qualified Military Service” means any service in the “uniformed services” (as defined in Chapter 43 of Title 38 of the United States Code) by any Employee if such Employee is entitled to reemployment rights under such Chapter with respect to such service.

15.7.                                     Earnings and Forfeitures.  Nothing in this Article XV shall be construed as requiring:

15.7.1.                                   any crediting of earnings to an Employee with respect to any contribution before such contribution is actually made; or

15.7.2.                                   the allocation of any forfeiture with respect to the period of an Employee’s Qualified Military Service.

ARTICLE XVI.                                   MISCELLANEOUS

16.1.                                     Merger, Consolidation or Transfer of Assets or Liabilities.  The Compensation Committee of the Board of Directors (or its authorized delegate) has the right to merge or consolidate the Plan with any other defined contribution plan qualified under section 401(a) of the Code, or to transfer Plan assets or liabilities to any other defined contribution pension plan qualified under section 401(a) of the Code; provided that the amounts standing to the credit of each Participant’s Account immediately after any such merger, consolidation or transfer of assets or liabilities shall be at least equal to the amounts standing to the credit of the Participant’s Account immediately before such merger, consolidation or transfer.

16.2.                                     Limited Purpose of Plan.  The establishment or existence of the Plan shall not confer upon any employee the right to be continued as an Employee.  The Employer expressly reserves the right to discharge any Employee whenever in its judgment its best interests so require.

16.3.                                     Non-alienation.  No benefit payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation.  This Section shall not preclude the Trustee from complying with the terms of a qualified domestic relations order as defined in section 414(p) of the Code.

16.4.                                     Facility of Payment.  If the Committee, in its sole discretion, deems a Participant or Beneficiary who is entitled to receive any payment hereunder to be incompetent to receive the same by reason of age, illness or any infirmity or incapacity of any kind, the Committee may direct the Trustee to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Committee to disburse the same for the benefit of the Participant or Beneficiary. Payments made pursuant to this Section shall operate as a discharge, to the extent thereof, of all liabilities of the Participating Employers, the Committee, the Trustee, and the Fund to the person for whose benefit the payments are made.

16.5.                                     Impossibility of Diversion.  All Plan assets shall be held as part of the Fund, until paid to satisfy allowable Plan expenses or to provide benefits to Participants or their Beneficiaries.  It shall be impossible, except as specifically provided herein, for any part of the Fund to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries or the payment of the reasonable expenses of the administration of the Plan.

16.6.                                     Unclaimed Benefits.  If a Participant or Beneficiary to whom a benefit is payable under the Plan cannot be located following a reasonable effort to so by the Committee, such benefit shall be forfeited but will be reinstated if a claim therefor is filed by the Participant or Beneficiary.

16.7.                                     Construction.  The masculine gender includes the feminine and the singular includes the plural, unless the context clearly indicates otherwise.

16.8.                                     Governing Law.  Except to the extent such laws are superseded by ERISA, the laws of the State of New Jersey shall govern.

16.9.                                     Contingent Effectiveness of Plan Amendment and Restatement.  The effectiveness of the Plan as amended and restated shall be subject to and contingent upon its continuing qualification under the applicable provisions of the Code so that the contributions by the Participating Employers shall be deductible when made and the Trust shall continue to be exempt from Federal income tax.  If the Internal Revenue Service determines that any provision of the amendment and restatement does adversely affect the qualified status of the Plan or the tax-exempt status of the Trust, then, upon notice to the Trustee, the Committee shall have the right further to amend the Plan or to rescind the amendment and restatement.

16.10.                              Special Rule for Sale of Covance Pharmaceutical Packaging Services Inc.  If a Participant is employed by Covance Pharmaceutical Packaging Services Inc. (“CPPS”) on the date the sale of CPPS to Fisher Scientific International, Inc. (“Fisher”) closes (the “CPPS Closing Date”), such Participant’s Account shall become fully (100%) vested as of the CPPS Closing Date.  In addition, such Participant’s Account will be credited with a Matching Contribution for the calendar quarter in which the CPPS Closing Date occurs as soon as practicable after the CPPS Closing Date.  The number of shares of Covance Inc. common stock to be allocated to such Participant’s Account as a result of such Matching Contribution shall be based on the price of Covance Inc. common stock on the CPPS Closing Date.

16.11.                              Special Rule for Sale of Covance Biotechnology Services Inc.  If a Participant is employed by Covance Biotechnology Services Inc. (“CBSI”) on June 15, 2001, the date CBSI was sold, such Participant’s Account shall become fully (100%) vested as of June 15, 2001.

*     *     *     *     *

To record the adoption of the amendment and restatement of the Plan, COVANCE INC. has caused its authorized officer to affix its corporate name and seal this 24th day of July, 2007.

[CORPORATE SEAL]	COVANCE INC.

Attest:	By:

Appendix A

Merged Plans

1.                                      G.H. Besselaar Associates Profit Sharing 401(k) Plan

2.                                      Profit Sharing Plan of Corning Life Sciences Inc.

3.                                      National Packaging Systems, Inc. 401(k) Plan

4.                                      Corning Scicor, Inc. 401(k) Plan

5.                                      Covance Health Economics and Outcome Services 401(k) Savings Plan

6.                                      GDXI, Inc. 401(k) Plan

7.                                      Metpath Profit Sharing Plan of Corning Life Science, Inc.

8.                                      BAbCo 401(k) Retirement Plan

9.                                      Covance 401(k) Savings Plan for Covance CRU, Inc.

SUPPLEMENT A
TO
THE COVANCE 401(K) SAVINGS PLAN

LEVERAGED ESOP PROVISIONS

A-1                            Purpose.  The purpose of this Supplement A to the Plan is to set forth the terms of the Plan as applied to the portion of the ESOP attributable to Exempt Loans as described in subsection A-3.

A-2                            Participation.  Each Participant in the Plan shall also be a Participant in this Supplement A.

A-3                            Exempt Loan.  An “Exempt Loan” is any loan to the Plan or Trust not prohibited by section 4975(c) of the Code, including a loan which meets the requirements set forth in section 4975(d)(3) of the Code and the regulations promulgated thereunder, the proceeds of which are used to finance the acquisition of ESOP Stock or to refinance such a loan.  An Exempt Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default.  An Exempt Loan may be secured by a pledge of the financed shares so acquired (or acquired with the proceeds of a prior Exempt Loan which is being refinanced).  No other Trust Fund assets may be pledged as collateral for an Exempt Loan, and no lender shall have recourse against Trust Fund assets other than any financed shares remaining subject to pledge.  If the lender is a party in interest (under ERISA), the Exempt Loan must provide for a transfer of Trust Fund assets on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Exempt Loan.  Any pledge of financed shares must provide for the release of the shares so pledged as payments on the Exempt Loan are made by the Trustee and such financed shares are allocated to Participants’ accounts.  Payments of principal on any Exempt Loan shall be made by the Trustee (as directed by the Committee) only from Employer contributions paid in cash under the Plan to enable the Trust to repay such Exempt Loan, from earnings attributable to such Employer contributions and from any cash dividends received by the Trust on such financed shares or dividends on such other shares of Employer Stock as is permitted under Code section 404(k).

A-4                            Investment of Exempt Loan Proceeds.  The Employer may direct the Trustee to enter into one or more Exempt Loans to finance the acquisition of ESOP Stock. Proceeds from an Exempt Loan may be used to acquire ESOP Stock from the Employer’s shareholders or directly from the Employer.  If such shares are purchased from the Employer, no commission may be charged with respect thereto and the sale price shall not be more than the fair market value thereof, defined for this purpose with respect to the Employer’s common stock to be said common stock’s New York Stock Exchange (or other national stock exchange) closing price on the first business day immediately preceding the date of sale.  There shall be no limit on the amount of stock of the Employer which may be held at any one time by the Trustee in the

Trust Fund regardless of the percentage which such stock so held bears to the assets of the Trust Fund or to the outstanding shares of stock of the Employer or for any other reason.

Notwithstanding any other provision of the Plan, all proceeds of an Exempt Loan shall be used, within a reasonable time after receipt by the Trust Fund, for the following purposes:

(a)                                 To acquire ESOP Stock;

(b)                                 To repay the same Exempt Loan; or

(c)                                  To repay any previous Exempt Loan.

ESOP Stock acquired by the Trust Fund through an Exempt Loan shall be initially maintained in a Suspense Account and shall thereafter be released from the Suspense Account and allocated to Participants’ ESOP Accounts as hereinafter provided.

A-5                            Supplement A Cash Equivalents Fund.  All cash dividends on Employer Stock held in a Suspense Account or, in the case of allocated shares, which the Employer directs are to be used to make payments on Exempt Loans and all Matching Contributions required under Section A-6 shall be credited to the Supplement A Cash Equivalents Fund pending their application to Exempt Loan payments.  Except as provided under Section 11.6, all such dividends and all earnings of the Supplement A Cash Equivalents Fund shall be used to make principal payments on outstanding Exempt Loans to the extent then due.  In the event that the amount of such dividends and earnings exceeds the amount of principal payable on that date, the excess shall be applied until exhausted to interest payable on that date, and principal and interest payments due thereafter.  Notwithstanding the preceding sentences of Section A-5, in lieu of making payments on outstanding Exempt Loans, the Committee may direct that all or any amount of cash dividends received with respect to Employer Stock allocated to Participants’ Accounts shall be credited proportionately to such Participants’ Accounts pending investment in the Employer Stock Fund.  Any amount that is applied to make a payment on an outstanding Exempt Loan after the last day of a plan year (the “prior plan year”), but on or before the due date (including extensions thereof) for the filing of the federal income tax return of the Employer for the tax year in which the last day of such prior Plan Year occurs, may be designated by the Employer as a payment with respect to such prior Plan Year.

A-6                            Coordination with Employer Contributions.  For each Plan Year the Employer shall make contributions under this Section A-6 which, after taking into account the use of dividends and earnings in accordance with Section A-5, are sufficient to meet all scheduled payments of principal and interest on outstanding Exempt Loans.  Employer contributions under Section 3.2 shall be applied against payments on any Exempt Loan to the extent the Committee in its sole discretion shall determine and ESOP Stock shall then be released.  An Employer’s obligations to contribute under Section 3.2 shall be reduced for such month by the fair market value as of the date of release of the ESOP Stock so released or otherwise allocated as below provided.  To the extent said fair market value is less than said Employer’s obligations under Section 3.2 for any such month, the Employer shall make further contributions to the Trust Fund to fully meet said obligations.  For each Plan Year, if for a calendar month the fair market value as of the date of release of the shares so released is in excess of the Employer’s obligations to contribute under Section 3.2 for such month, the shares released for said month representing the excess (“excess shares”) shall continue to be held by the Trustee and shall thereafter be allocated to the Participants’ Matching Contribution Accounts in the following manner:  first, if in a succeeding calendar month within said Plan Year, the fair market value of the shares so released for said month are less than the Employer’s obligations to contribute under Section 3.2 for said month, then “excess shares” remaining unallocated for any prior calendar month in said Plan Year shall be allocated to the Participants’ Matching Contribution Accounts to the extent that said Employer obligations exceed the value of the released shares, and for this purpose said “excess shares” to be so allocated shall be valued at the same value as the value of the shares released for said month; and second, if as of the last day of the Plan Year there remain “excess shares” which have not been allocated to Participants’ Matching Contribution Accounts as aforesaid, said “excess shares” shall be allocated as of the last day of the Plan Year to the Participants’ Matching Contribution Accounts, as the Committee may determine in its sole discretion on a year-to-year basis, in direct proportion to the value (determined as of the date allocated to the Participants’ Matching Contribution Accounts) of those shares released and allocated to the Fund so determined by the Committee, together with all other Employer contributions to Participants’ Matching Contribution Accounts for said Plan Year. In addition to the foregoing contributions, in any Plan Year, the Employer may make supplemental contributions to be used by the Trustee to prepay any Exempt loan, to pay expenses of the Plan and any related trust and to satisfy the dividend requirements for that year with respect to Employer Stock allocated to Participants’ Matching Contribution Accounts.  All Matching Contributions shall be used to make payments on Exempt Loans to the extent required to meet any scheduled payments of principal and interest after taking into account the use of dividends and earnings in accordance with Section A-5.

A-7                            Release of Employer Stock From Suspense Account.  As of the last day of each Plan Year, or each calendar quarter in the case of the Employer Stock allocable for the year as dividend replacements under paragraph A-8(a), or of such other period provided under the terms of an Exempt Loan, throughout the duration of an Exempt Loan, a portion of the Employer Stock acquired with the proceeds of such Exempt Loan shall be withdrawn from the Suspense Account and allocated to eligible Participants’ Matching Contribution Accounts in accordance with the provisions of Section A-8.

(a)                                 Subject to the provisions of paragraph (b) below, the number of shares of Employer Stock which shall be released from the Suspense Account for any Plan Year (calculated separately with respect to each Exempt Loan) shall be equal to the product of:

(i)                                     the number of shares of Employer Stock acquired with the proceeds of the Exempt Loan

Multiplied by

(ii)                                  a fraction, the numerator of which is the amount of principal and interest paid on that loan for that Plan Year and the denominator of which is the amount of principal and interest paid or payable on that loan for that Plan Year and for all future years.

For purposes of determining the fraction in (ii), if the interest rate under the Exempt Loan is variable, the interest rate to be paid in future months shall be assumed to be equal to the interest rate applicable as of the applicable month.

(b)                                 Notwithstanding the provisions of paragraph (a) above, if provided by the terms of an Exempt Loan or directed by the Committee prior to the first payment of interest on any Exempt Loan, the number of shares of Employer Stock attributable to such Exempt Loan which are withdrawn from the Suspense Account for any Plan Year shall be proportionate to principal payments only, provided that:

(i)                                     such withdrawal is consistent with the provisions of the Exempt Loan with respect to the release of Employer Stock as collateral, if any, for such loan;

(ii)                                  the Exempt Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;

(iii)                               interest is disregarded for purposes of determining such release only to the extent that it would be determined to be interest under standard loan amortization tables; and

(iv)                              the term of the ESOP Loan, together with any renewal, extension or refinancing thereof, does not exceed ten years.

(c)                                  Notwithstanding the foregoing, in the event such Exempt Loan shall be repaid with the proceeds of a subsequent Exempt Loan (the “Substitute Loan”), such repayment shall not operate to release all such ESOP Stock in the suspense account, but, rather, such release shall be effected pursuant to the foregoing provisions of this Section on the basis of payments of principal and interest on such Substitute Loan.

(d)                                 If at any time there is more than one Exempt Loan outstanding, then separate Suspense Accounts may be established for each such Loan. Each Exempt Loan for which a separate Suspense Account is maintained may be treated separately for purposes of the provisions governing the release of ESOP Stock from Suspense Accounts under this Section and for purposes of the provisions governing the application of Employer contributions to repay an Exempt Loan.

A-8                            Allocation and Crediting of Employer Stock to Matching Contribution Accounts and Application to Plan Limitations.  Employer Stock released from the Suspense Account during any Plan Year shall be allocated and credited as follows:

(a)                              To the extent that dividends on Employer Stock previously allocated to the individual Account of a Participant have been used to make payments on an Exempt Loan, such account shall be credited with Employer Stock with a fair market value determined as of the last day of the month preceding the month of the dividend payment date equal to the amount of such dividend.

(b)                              As of each calendar month, any Employer Stock released from the Suspense Account during the Plan Year ending on that date and not credited in accordance with paragraph (a) shall be credited to the Matching Contribution Accounts of eligible Participants pursuant to Section 4.2.2, in order to satisfy the obligation under Section 3.2.1.

(c)                               For purposes of Section 4.4 of the Plan, Matching Contributions for any Plan Year which are utilized to make any payment of principal or interest on an Exempt Loan shall be deemed to have been allocated among Participants in the same ratios as the number of shares of Employer Stock released from the Suspense Account as credited in accordance with paragraph (b) above, without regard to the value of the Employer Stock released from the Suspense Account.

(d)                              All Employer Stock allocated to Participants in accordance with paragraph (b) above shall be treated as Matching Contributions for purposes of Section 3.2 and as “Matching Contributions” for purposes of section 401(m) of the Code.

(e)                               It is intended that the provisions of this Supplement A shall be applied and construed in a manner consistent with the requirements and provisions of Treasury Regulations § 54.4975-7(b) (8), and any successor regulation thereto.  The number of shares allocable to a Participant’s Matching Contribution Account shall be the number of shares which bears the same ratio to the total shares released for such month and allocable to the contribution made by or on behalf of such Participant by his participating Employer under Section 3.2 for such month bears to the total Employer contributions under Section 3.2 made on behalf of all such Participants for such month, provided, however, that the fair market value of the shares so allocated as of the date of such allocation shall not exceed the Employer’s obligation to contribute under such Sections on behalf of such Participant for such month, and any shares in excess of said participating Employer obligations (“excess shares”) for all Participants are to be then allocated as described above in Section A-6.

(f)                                Notwithstanding the foregoing provisions of this Section, if more than one-third of the total allocations to Participants’ accounts with respect to a Plan Year would be allocated in the aggregate to the accounts of Highly Compensated Employees and attributable to the Matching Contribution allocated to Employer Stock, then the allocations to the accounts of Highly Compensated Employees shall be reduced, pro rata, in an amount sufficient to reduce the amounts allocated to the accounts of such Participants to an amount not in excess of one-third of the total allocations to Participants’ accounts with respect to such Plan Year, and any shares of Employer Stock which are prevented from being allocated due to said restriction shall be allocated as though Highly Compensated Employees did not participate in the Plan.

A-9                            Restrictions on ESOP Stock.  Other than a put option described in Section 8.12 or as otherwise required by applicable law, ESOP Stock shall not be subject to a put, call or other option or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an employee stock ownership plan and whether or not the Exempt Loan, the proceeds of which were used to purchase the ESOP Stock, has been repaid.

SUPPLEMENT B
to the
COVANCE 401(K) SAVINGS PLAN

PARTICIPATING EMPLOYERS

(As of October 9, 2006)

•                                          Covance Inc.

•                                          Covance Clinical Research Unit Inc.

•                                          Covance Laboratories Inc.

•                                          Covance Periapproval Services Inc.

•                                          Covance Research Products Inc.

•                                          Covance Central Laboratories Services Inc.

•                                          Covance Preclinical Corporation

•                                          Covance Market Access Services Inc.

•                                          Covance Classic Laboratories Services Inc.

•                                          Covance Antibody Services Inc. (including former Signet employees)

•                                          Covance Cardiac Safety Services Inc.

•                                          Nexigent Inc.

•                                          Covance GFI Research

•                                          Covance CRU, Inc.

•                                          Covance Clinical Research, LP

AMENDMENT NO. 1

to the

COVANCE 401(k) SAVINGS PLAN

(As Amended and Restated Effective April 1, 2007)

In accordance with the power reserved to it in Section 14.1 of Covance 401(k) Savings Plan, as amended and restated effective April 1, 2007 (the “Plan”), Covance Inc. hereby amends the Plan, effective November 27, 2007,  as follows:

1.                                      Section 10.2.15 is hereby amended to add the following to the end thereof:

“Notwithstanding the foregoing, upon termination of employment with the Employer on or after November 27, 2007, a Participant shall be permitted to continue the repayment of an outstanding loan in accordance with procedures established by the Committee.  If a terminated Participant elects to continue the repayment of an outstanding loan but fails to make a scheduled payment within the period described in Section 10.2.8, the Participant shall be treated as having a deemed distribution equal to the entire outstanding balance of the loan.”

*    *    *    *    *

To record the adoption of this Amendment No. 1 to the Plan, the Company has caused its corporate name and seal to be hereunto affixed this 31st day of December, 2007.

[CORPORATE SEAL]	COVANCE INC.

By:

AMENDMENT NO. 2

to the

COVANCE 401(k) SAVINGS PLAN

(As Amended and Restated Effective April 1, 2007)

In accordance with the power reserved to it in Section 14.1 of Covance 401(k) Savings Plan, as amended and restated effective April 1, 2007 (the “Plan”), Covance Inc. hereby amends the Plan, effective August 5, 2008,  as follows:

Section 1.62.2 is hereby amended to add the following to the end thereof:

“With respect to any individual who became an Employee on or after August 5, 2008, as a direct result of the transactions contemplated by the Asset Purchase Agreement between Eli Lilly and Company (‘Lilly’) and Covance, Inc. dated August 5, 2008, periods of service for Lilly that would have been counted as vesting service under the terms of the Plan if such service were rendered to the Employer as an Employee.”

*    *    *    *    *

To record the adoption of this Amendment No. 2 to the Plan, the Company has caused its corporate name to be hereunto affixed this 12th day of September, 2008.

COVANCE INC.

By:

AMENDMENT NO. 3

to the

COVANCE 401(k) SAVINGS PLAN

(As Amended and Restated Effective April 1, 2007)

In accordance with the power reserved to it in Section 14.1 of the Covance 401(k) Savings Plan, as amended and restated effective April 1, 2007 (the “Plan”), Covance Inc. hereby amends the Plan, effective January 1, 2009, except as otherwise provided herein,  as follows:

1.                                      Section 1.1 is hereby amended to add the following to the end thereof:

“1.1.10        ‘Roth Contribution Account’ to which a Participant’s Roth Contributions, if any, are allocated, together with any income, gains and losses credited thereto.”

2.                                      Section 1.11.1 is hereby amended to add the following to the end thereof:

“Compensation shall also include differential wage payments as defined in Code section 3401(h)(2).”

3.                                      Section 1.11.2 is hereby amended to add the following to the end thereof:

“Compensation shall also include differential wage payments as defined in Code section 3401(h)(2).”

4.                                      Article I is hereby amended to add the following new Section 1.52A:

“1.52A         ‘Roth Contribution’ means a Participant’s Elective Deferral Contribution and/or Catch-Up Contribution that, in accordance with and subject to the provisions of section 402A of the Code is:

1.52A.1     designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Contribution that is being made in lieu of all or a portion of the pre-tax Elective Deferral Contributions and/or Catch-Up Contributions the Participant is otherwise eligible to make under the Plan; and

1.52A.2     treated by the Participating Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.”

5.                                      Section 2.2 is hereby amended to add the following to the end thereof:

“An Employee eligible to make a contribution election under this Section, may, at the time of such election, irrevocable designate (in accordance with procedures established by the Committee) all or a portion of such contribution as a Roth Contribution.  Notwithstanding the foregoing, contributions made on behalf of a Participant pursuant to an automatic election shall be made exclusively to the Participant’s Elective Deferral Contribution Account.”

6.                                      Section 3.1.1.4 is hereby amended in its entirety to read as follows:

“3.1.1.4     Suspension Following Hardship or Uniformed Services Distribution.  If a Participant receives a hardship withdrawal pursuant to Article IX or a distribution while performing service in the uniformed services pursuant to Article XV of his Elective Deferral Contributions, Catch-Up Contributions, or Roth Contributions, he shall be prohibited from making Elective Deferral Contributions, Roth Contributions and Catch-Up Contributions during the six-month period beginning on the date of such withdrawal or distribution.   In such case, the Participant’s Elective Deferral Contributions, Roth Contributions and Catch-Up Contributions shall recommence only upon the Participant’s affirmative election following the end of such six-month period.”

7.                                      Section 3.1 is hereby amended to add the following new Section 3.1.4 to the end thereof:

“3.1.4               Roth Contributions.

3.1.4.1           General Application.  Each Participant may irrevocably designate (in accordance with procedures established by the Committee) all or a portion of the Participant’s Elective Deferral Contributions and Catch-Up Contributions as Roth Contributions.  A Participant’s Roth Contributions shall be allocated to a separate account maintained for such contributions as described below.  Unless specifically stated otherwise, Roth Contributions shall be treated as Elective Deferral Contributions for all purposes under the Plan.

3.1.4.2           Separate Accounting.  Contributions and withdrawals of Roth Contributions shall be credited and debited to the Roth Contribution Account maintained for each Participant.  The Plan shall maintain a record of the amount of Roth Contributions in each Participant’s Account.  Gains, losses and other credits or charges shall be separately allocated on a reasonable and consistent basis to each Participant’s Roth Contribution Account and the Participant’s other Accounts under the Plan.  No contributions other than Roth Contributions and properly attributable earnings will be credited to each Participant’s Roth Contribution Account.

3.1.4.3  Direct Rollovers.  Notwithstanding any provision of the Plan to the contrary, a direct rollover of a distribution from a Participant’s Roth Contribution Account under the Plan will only be made to another Roth elective deferral contribution account under an applicable retirement plan described in section 402(A)(e)(1) of the Code or to a Roth IRA described in section 408A of the Code, and only to the extent the rollover is permitted under the rules of section 402(c) of the Code.  Notwithstanding any provision of the Plan to the contrary, the Plan shall accept a Rollover Contribution to a Participant’s Roth Contribution Account only if it is a direct rollover from another Roth elective deferral contribution account under an applicable retirement plan described in section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of section 402(c) of the Code (indirect rollovers are not permitted to be made to a Roth Contribution Account).  Eligible rollover distributions from a designated Roth account (as defined in section 402A(b) of the Code) that are rolled into a Participant’s Roth Contribution Account shall be taken into account in determining whether the Participant’s vested Account under the Plan exceeds $1,000 for purposes of the Plan’s small benefit cash-out rules.

3.1.4.4  Correction of Excess Contributions.  In the case of a distribution of Excess Contributions, the Plan will distribute pre-tax Elective Deferral Contributions first.”

8.                                      The first sentence of Section 3.2.1 is hereby amended in its entirety to read as follows:

“Each calendar month of the Plan Year each Participating Employer shall contribute on behalf of each Participant employed by it an amount equal to 300% of such Participant’s Elective Deferral Contributions and/or Roth Contributions for such month up to 1% of Compensation (as defined in Section 1.11.1) and an amount equal to 50% of such Participant’s Elective Deferral Contributions and /or Roth Contributions for such month up to the next 5% of Compensation (as defined in Section 1.11.1) for such month.”

9.                                      Section 3.3.1 is hereby amended to add the following to the end thereof:

“If a Participant elects to withdraw all or any portion of his Excess Elective Deferrals in accordance with this Section, such withdrawal shall not include any portion of his Roth Contribution Account until the balance of the Participant’s Elective Deferral Contribution Account has been distributed.”

10.                               Section 3.3.2 is hereby amended in its entirety, effective January 1, 2008,  to read as follows:

“3.3.2               Determination of Income or Loss.  The income or loss allocable to a Participant’s Excess Elective Deferrals for the Participant’s taxable year shall be  calculated solely with respect to such taxable year and shall be determined by using the same method as is used by the Plan for allocating income or loss to Participants’ Accounts.”

11.                               Section 3.4.3 is hereby amended to add the following to the end thereof:

“3.4.3.5        In the case of a distribution of Excess Contributions, the Plan will distribute Elective Deferral Contributions before distributing Roth Contributions.”

12.                               Section 3.4.5 is hereby amended in its entirety, effective January 1, 2008,  to read as follows:

“3.4.5               Determination of Income or Loss.  The income or loss allocable to Excess Contributions for the Plan Year shall be calculated solely with respect to  such Plan Year and shall be determined by using the same method as is used by the Plan for allocating income or loss to Participants’ Accounts.”

13.                               Section 3.5.5 is hereby amended in its entirety, effective January 1, 2008,  to read as follows:

“3.5.5               Determination of Income or Loss.  The income or loss allocable to Excess Aggregate Contributions for the Plan Year shall be calculated solely with respect to such Plan Year and shall be determined by using the same method as is used by the Plan for allocating income or loss to Participants’ Accounts.”

14.                               Section 4.1 is hereby amended in its entirety to read as follows:

“4.1                         Maintenance of Accounts.  The Committee shall maintain, or cause to be maintained, for each Participant an Elective Deferral Contribution Account, a Catch-Up Contribution Account, a Matching Contribution Account, an ESOP Account, a Discretionary Contribution Account, a Prior Plan Account, a Qualified Matching Contribution Account, a Qualified Nonelective Contribution Account, a Rollover Contribution Account and a Roth Contribution Account with appropriate sub-accounts, as applicable.”

15.                               Section 5.1 is hereby amended in its entirety to read as follows:

“5.1                         Vesting in Participant Contributions and Rollover Contributions.  A Participant shall at all times have a 100% vested interest in his Elective Deferral Contribution Account, his Roth Contribution Account, his Catch-Up Contribution Account, his Prior Savings Contribution Plan Account, and his Rollover Contribution Account.”

16.                               Section 5.3 is hereby amended by adding the following to the end thereof:

“In addition, a Participant’s interest in his Matching Contribution Account, ESOP Account, Prior Plan Account and Discretionary Contribution Account shall in any case become 100% vested if he dies on or after January 1, 2007 while performing Qualified Military Service as defined in Article XV.”

17.                               Section 8.2.1 is hereby amended in its entirety to read as follows:

“8.2.1                                       the Participant’s severance from employment (including a Participant’s deemed severance from employment under Code section 414(u)(12) during any period the individual is performing service in the uniformed services in accordance with Section 15.9), death or Total and Permanent Disability;”

18.                               Section 8.7 is hereby amended by adding the following to the end thereof:

“8.7.4  Temporary Waiver of Required Minimum Distribution.  Notwithstanding any other provision of the Plan to the contrary, to the extent permitted under the Worker, Retiree and Employer Recovery Act of 2008, annual minimum distributions for calendar year 2009 shall not be required.  If a Participant requests and receives a distribution with respect to the 2009 calendar year that represents all or a portion of what otherwise would have been his required minimum distribution, such distribution shall be  treated as an “eligible rollover distribution” within the meaning of section 402(c)(4) of the Code, but shall not be treated as an eligible rollover distribution for purposes of: (i) the direct rollover provisions of section 401(a)(31) of the Code, (ii) the written explanation required under section 402(f) of the Code, or (iii) the mandatory withholding requirements under section 3405(c) of the Code.”

19.                               Section 9.6 is hereby amended in its entirety, effective December 31, 2007, to read as follows:

“9.6                         Qualified Reservist Distributions.  A Participant who is currently employed and, by reason of being a reservist or member of the National Guard, is ordered or called to active duty on or after December 31, 2007 for a period in excess of 179 days, may withdraw all or any portion of his Elective Deferral Contribution Account, Roth Contribution Account and Catch-Up Contribution Account provided that the withdrawal is made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period (a “qualified reservist distribution”).  A qualified reservist distribution shall be made as of the Valuation Date next following the date the eligible Participant submits a request for such withdrawal in accordance with procedures established by the Committee.  All distributions under this Section shall be determined and made in accordance with section 72(t)(2)(G) and section 401(k)(2)(B)(i)(V) of the Code and the guidance issued thereunder.”

20.                               Section 15.5 is hereby amended to add the following new Section 15.5.3 to the end thereof:

“15.5.3        Differential Wage Payments.  In addition, Compensation shall include  ‘Differential Wage Payments’ (as defined under Code section 3401(h)(2)) which consists of any payment that (i) is made by the Employer to an individual with respect to any period during which the individual is performing service in the ‘uniformed services’ (as defined in Chapter 43 of Title 38 of the United States Code) while on active duty for a period of more than 30 days, and (ii) represents all or a portion of the wages the individual would have received from the Employer if the individual were performing services for the Employer.”

21.                               Article XV is hereby amended to add the following to the end thereof:

“15.8                  Treatment of Differential Wage Payments.

15.8.1              An individual receiving a Differential Wage Payment shall be treated as an Employee of the Employer making the payment.  All Differential Wage Payments shall be treated as Compensation.  The Plan shall not be treated as failing to meet the requirements of any provision described in this Section by reason of any contribution or benefit which is based on the Differential Wage Payment.

15.8.2              This Section shall apply only if all Employees of the Employer performing service in the uniformed services described in Code section 3401(h)(2)(A) are entitled to receive Differential Wage Payments on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms.  For purposes of this Section, the provisions of paragraphs (3), (4) and (5) of Code section 410(b) shall apply.

15.9                        Special Rule for Distributions.  For purposes of Code section 401(k)(2)(B)(i)(I), a Participant shall be treated as having been severed from employment with the Employer with respect to any period during which the Participant is performing service in the uniformed services described in Code section 3401(h)(2)(A) while on active duty for a period of more than 30 days.  If a Participant receives a distribution as a result of his deemed severance from employment under this Section he shall be prohibited from making Elective Deferral Contributions, Roth Contributions, and Catch-Up Contributions during the six-month period beginning on the date of such distribution.

15.10                 Death Benefits.  If a Participant dies on or after January 1, 2007 while performing Qualified Military Service, his survivors are entitled to any additional benefits (other than benefit accruals relating to the period of Qualified

Military Service) provided under the Plan had the Participant resumed employment with the Employer and then terminated employment on account of death.”

*    *    *    *    *

To record the adoption of this Amendment No. 3 to the Plan, the Company has caused its corporate name to be hereunto affixed this 17th day of March, 2009.

COVANCE INC.

By:

AMENDMENT NO. 4

to the

COVANCE 401(k) SAVINGS PLAN

(As Amended and Restated Effective April 1, 2007)

In accordance with the power reserved to it in Section 14.1 of the Covance 401(k) Savings Plan, as amended and restated effective April 1, 2007 (the “Plan”), Covance Inc. hereby amends the Plan, effective January 1, 2011, as follows:

Section 3.2.1 is hereby amended in its entirety to read as follows:

“3.2.1              Matching Contributions.  Each calendar month of the Plan Year each Participating Employer shall contribute on behalf of each Participant employed by it an amount equal to 200% of such Participant’s Elective Deferral Contributions for such month up to 1% of  Compensation (as defined in Section 1.11.1) and an amount equal to 50% of such Participant’s Elective Deferral Contributions for such month up to the next 5% of Compensation (as defined in Section 1.11.1)  for such month.  If, as of the last day of the Plan Year, an eligible Participant who has a positive Account balance on the last day of such Plan Year has not been credited with an annual Matching Contribution for such Plan Year equal to the amount specified above for such Plan Year, then the Participating Employer shall make an additional Matching Contribution to such Participant’s Matching Contribution Account in the amount necessary to provide a Matching Contribution for such Plan Year in accordance with the formula described above, to the extent such annual Matching Contribution does not exceed 4.5% of such Participant’s total Compensation (as defined in Section 1.11.1) for such Plan Year, provided that such Participant must be actively employed by the Participating Employer at the time the additional Matching Contribution is made.  Such additional Matching Contribution shall be made as soon as administratively practicable, but in no event later than the time permitted by the Code with any applicable extensions.  Notwithstanding anything in this Section to the contrary, in the case of a divestiture of a business unit by the Sponsor, the Sponsor may require the Participating Employers to calculate and contribute all Matching Contributions due as of the closing date of the sale of the business unit for all Participants affected by the sale.”

*    *    *    *    *

To record the adoption of this Amendment No. 4 to the Plan, the Committee has caused an authorized officer of the Company to affix its corporate name this 5th day of November, 2010.

COVANCE INC.

By:

AMENDMENT NO. 5

to the

COVANCE 401(k) SAVINGS PLAN

(As Amended and Restated Effective April 1, 2007)

In accordance with the power reserved to it in Section 14.1 of the Covance 401(k) Savings Plan, as amended and restated effective April 1, 2007 (the “Plan”), Covance Inc. hereby amends the Plan, effective January 1, 2011, except as otherwise provided herein, as follows:

1.                                      Section 1.62.3 is hereby deleted in its entirety.

2.                                      Section 3.1.1.4 is hereby amended in its entirety effective January 1, 2012, to read as follows:

“3.1.1.4  Suspension Following Hardship or Qualified Military Service Distribution.  If a Participant makes a hardship withdrawal pursuant to Article IX or receives a distribution while performing Qualified Military Service pursuant to Article XV of his Elective Deferral Contributions, Roth Contributions or Catch-Up Contributions, he shall be prohibited from making Elective Deferral Contributions, Roth Contributions, or Catch-Up Contributions during the six-month period beginning on the date of such withdrawal or distribution.  In such case, the Participant’s Elective Deferral Contributions, Roth Contributions, and/or Catch-Up Contributions shall resume automatically beginning as of the first pay period commencing following the end of the six-month suspension period.”

3.                                      The first sentence of Section 3.2.1 is hereby amended in its entirety, to read as follows:

“Each pay period of the Plan Year each Participating Employer shall contribute on behalf of each Participant in its employ who has satisfied the eligibility requirements of Section 2.1, an amount equal to 200% of such Participant’s Elective Deferral Contributions for such pay period up to 1% of Compensation and an amount equal to 50% of such Participant’s Elective Deferral Contributions for such pay period up to the next 5% of Compensation for such pay period.”

4.                                      The first sentence of Section 5.2.1 is hereby amended to delete the phrase “and Prior Profit Sharing Plan Account.”

5.                                      Section 5.2.2 is hereby amended in its entirety to read as follows:

“5.2.2  Fully Vested Sub-Accounts.  A Participant shall, at all times, have a 100% vested interest in his Pre-July 1995 Matching Contribution Account,

Qualified Matching Contribution Account, Qualified Nonelective Contribution Account, Prior Profit Sharing Plan Account, and Prior CRU Plan Account.”

6.                                      Section 5.4 is hereby amended in its entirety to read as follows:

“5.4                         Crediting of Years of Service Before Break(s)-in-Service.  All Years of Service credited to an Employee before incurring a Break(s)-in-Service shall be counted in computing his vested interest in his Account upon his Reemployment Commencement Date.

7.                                      Section 8.1.2.1 is hereby amended in its entirety to read as follows:

“8.1.2.1  If the value of a Participant’s vested Account (including his Rollover Contribution Account) is $1,000 or less, his benefit shall be paid under Section 8.1.1 without his consent in accordance with procedures established by the Committee.  If the Participant does not have a vested interest in his Account, he shall be deemed to have received a distribution of his entire vested Account.”

8.                                      Section 9.3.1 is hereby amended in its entirety, effective January 1, 2012, to read as follows:

“9.3.1               the amount of the withdrawal must be no less than $500 and may not exceed the amount of the Qualified Emergency expense including a reasonable amount to enable the Participant to pay taxes and penalties on such withdrawal;”

9.                                      The first sentence of Section 10.2.11 is hereby amended in its entirety to read:

“Such loan shall bear a rate of interest of 1% above the federal prime rate for the end of the month prior to the receipt of the Participant’s loan application.”

*    *    *    *    *

To record the adoption of this Amendment No. 5 to the Plan, the Committee has caused an authorized officer of the Company to affix its corporate name this 20th day of October, 2011.

COVANCE INC.

By:

AMENDMENT NO. 6

to the

COVANCE 401(k) SAVINGS PLAN

(As Amended and Restated Effective April 1, 2007)

In accordance with the power reserved to it in Section 14.1 of the Covance 401(k) Savings Plan, as amended and restated effective April 1, 2007 (the “Plan”), Covance Inc. hereby amends the Plan, effective January 1, 2011 as follows:

1.                                      Section 1.34 is hereby amended to add the following to the end thereof:

“Notwithstanding the foregoing, the Employer Stock Fund shall be permanently maintained as an Investment Fund for the investment of Accounts pursuant to Article XI under the Plan.”

2.                                      Section 11.1.1 is hereby amended to add the following to the end thereof:

“Except with respect to the Employer Stock Fund which shall be permanently maintained as an Investment Fund under the Plan, the Committee shall select the Investment Funds offered under the Plan and may change the selection of the Investment Funds from time to time in its discretion.”

*    *    *    *    *

To record the adoption of this Amendment No. 6 to the Plan, the Compensation and Organization Committee has caused an authorized officer of the Company to affix its corporate name this 5th day of December 2011.

COVANCE INC.

By:

AMENDMENT NO. 7

to the

COVANCE 401(k) SAVINGS PLAN

(As Amended and Restated Effective April 1, 2007)

In accordance with the power reserved to it in Section 14.1 of the Covance 401(k) Savings Plan, as amended and restated effective April 1, 2007 (the “Plan”), Covance Inc. hereby amends the Plan, effective April 1, 2007, as requested by the Internal Revenue Service in connection with the favorable determination letter issued on February 22, 2012, as follows:

1.                                      Section 1.50.1 is hereby amended in its entirety to read as follows:

“1.50.1        each Defined Benefit Plan or Defined Contribution Plan in which a Key Employee participated (regardless of whether such plan has been terminated) during the Plan Year ending on the Determination Date or any of the four preceding one year periods.”

2.                                      Section 3.4.1 is hereby amended in its entirety to read as follows:

“3.4.1  Notwithstanding any provision of this Plan to the contrary, Elective Deferral Contributions shall be limited as provided in section 401(k) of the Code, so that the ‘average deferral percentage,’ as defined below for the eligible Highly Compensated Employees for the current Plan Year, shall bear a relationship to the ‘average deferral percentage’ for the eligible Non-Highly Compensated Employees for the current Plan Year that meets one of the alternative tests described in section 401(k) of the Code and summarized below, as the Committee shall determine:

3.4.1.1           the average deferral percentage for the eligible Highly Compensated Employees shall not exceed 125% of the average deferral percentage for the eligible Non-Highly Compensated Employees; or

3.4.1.2           the average deferral percentage for the eligible Highly Compensated Employees shall not exceed the lesser of:

(i)   200% of the average deferral percentage for the eligible Non-Highly Compensated Employees, or

(ii)  the average deferral percentage for the eligible Non-Highly Compensated Employees plus two percentage points.”

3.                                      Section 3.5.1 is hereby amended in its entirety to read as follows:

“3.5.1  Notwithstanding any provision of this Plan to the contrary, Matching Contributions shall be limited as provided in section 401(m) of the Code, so that the

2

‘average contribution percentage,’ as defined below, for the eligible Highly Compensated Employees for the current Plan Year shall bear a relationship to the ‘average contribution percentage’ for the eligible Non-Highly Compensated Employees for the current Plan Year that meets one of the alternative tests described in section 401(m) of the Code and summarized below, as the Committee shall determine:

3.5.1.1  the average contribution percentage for the eligible Highly Compensated Employees for such Plan Year shall not exceed 125% of the average contribution percentage for the eligible Non-Highly Compensated Employees for the Plan Year; or

3.5.1.2  the average contribution percentage for the eligible Highly Compensated Employees for such Plan Year shall not exceed the lesser of:

(i)                                     200% of the average contribution percentage for the eligible Non-Highly Compensated Employees for the Plan Year, or

(i)                                     the average contribution percentage for the eligible Non-Highly Compensated Employees for the Plan Year plus two percentage points.”

4.                                      Article III is hereby amended to add the following to the end thereof:

“3.8  Notwithstanding the foregoing, in accordance with Treasury Regulation Sections 1.401(k)-2(a)(6)(iv) and 1.401(m)-2(a)(6)(v), Qualified Nonelective Contributions and Qualified Matching Contributions shall not be taken into account when correcting a nondiscrimination testing failure for an applicable year to the extent such contributions exceed the greater of 5% of the Non-Highly Compensated Employee’s Compensation or two times the Plan’s representative contribution rate for Non-Highly Compensated Employees.”

5.                                      Section 4.4.2.2 is hereby amended to replace the reference to “Section 4.4.3.1” with a reference to “Section 4.4.2.1.”

6.                                      Section 4.4.2.4 is hereby amended to replace the reference to “Section 4.4.3” with a reference to “Section 4.4.2.”

7.                                      Section 6.2 is hereby amended to add the following to the end thereof:

“6.2.3  ESOP Stock.  Notwithstanding the foregoing, in accordance with Treasury Regulation section 54.4975-11(d)(4), in the event a portion of a Participant’s Account is forfeited, ESOP Stock shall be forfeited only after all other assets have been forfeited.”

3

8.                                      The final sentence of the first paragraph of Section 8.7 is hereby amended in its entirety to read as follows:

“All distributions required under this Section will be determined and made in accordance with the section 401(a)(9) of the Code, Treasury Regulation sections 1.401(a)(9)-2 through 1.401(a)(9)-9, and the incidental death benefit requirements of section 401(a)(9)(G) of the Code.”

9.                                      Section 8.10 is hereby amended in its entirety to read as follows:

“8.10  Put Option.  Employer Stock held in a Participant’s Discretionary Contribution Account, ESOP Account or New Matching Contribution Account and then distributed to the Participant must be subject to a put option, if at the time of its distribution it is either subject to a trading limitation, or is not publicly traded.  For purposes of this Section, a “trading limitation” on a security is a restriction under any Federal or state securities law, any regulation thereunder, or an agreement affecting the security so as to make the security not as freely tradable as one not subject to such a restriction.  The put option must be exercisable only by a Participant, a Beneficiary or by any donee of the Participant or by a person to whom the security passes by reason of a Participant’s death.  The put option must permit a Participant to put the security to the Sponsor, and it may grant the Trust an option to assume the rights and obligations of the Sponsor at the time that the put option is exercised, but under no circumstances may the put option bind the Trust.  If it is known at the time an Exempt Loan is made that Federal or state law will be violated by the Sponsor’s honoring such a put option, the put option must permit the security to be put, in a manner consistent with such law, to a third party (for example but without limitation, to an affiliate or a shareholder of the Sponsor other than the Trust) that has substantial net worth at the time the Exempt Loan is made and whose net worth is reasonably expected to remain substantial.  A put option must be exercisable at any time during a period or periods which include at least (A) sixty (60) days beginning on the date the security subject to the put option is distributed by the Trustee and (B) sixty (60) days in the next following Plan Year.  In the case of a security that is publicly traded without restriction when distributed, but ceases to be so traded within the put option period(s) set forth above, the Sponsor must notify each security holder in writing on or before the tenth (10th) day after the date the security ceases to be so traded that during the remainder of such period(s) the security is subject to put option.  The number of days between such tenth (10th) day and the date on which notice is actually given, if later than the tenth (10th) days, must be added to the duration of the put option.  The notice must inform distributees of the terms of the put options that they are to hold.  The price at which a put option must be exercisable is the value of the security based on all relevant factors for determining the fair market value.  The provisions for payment under a put option must provide that the Sponsor or the Trust if the Plan so elects, shall repurchase the Employer Stock as follows:

8.10.1  If the balance to the credit of the Participant’s account is distributed within one taxable year (a “total distribution”), payment of the fair market value of the repurchased Employer Stock shall be made in five (5) substantially equal annual payments, of which the first shall be paid not later than thirty (30) days

4

after the Participant exercises the put option. The purchaser will pay a reasonable rate of interest and provide adequate security on amounts not paid after thirty (30) days;

8.10.2  If the distribution does not constitute a total distribution, the purchaser shall pay the Participant an amount equal to the fair market value of the Employer Stock repurchased no later than thirty (30) days after the Participant exercises the put option.”

10.                               Section 11.6 is hereby amended in its entirety to read as follows:

“11.6  Dividends on ESOP Stock.  It is anticipated that all dividends payable with respect to shares of ESOP Stock held in a suspense account shall be used for the purpose of repaying one or more Exempt Loans, as defined in Supplement A, and that all dividends payable with respect to all other Employer Stock held in the Trust Fund shall be added to the Participants’ Employer Stock Fund, subject to Section A-5.  Nevertheless, the Committee may, in its sole discretion, determine for any Plan Year that dividends payable with respect to shares of ESOP Stock shall, if payable in cash be (i) paid currently to Participants or (ii) used for the purpose of repaying one or more Exempt Loans.  Such discretion herein granted may be exercised by the Committee independently, and in whole or in part, with respect to the stock held from time to time in one or more of Employer Stock Funds established under the Trust.  Discretion so exercised for any Plan Year, or for any portion thereof, may be changed by the Committee at any subsequent time.  Cash dividends which are to be paid to the Participants may be paid directly by the Company or may be paid by the Trustee within ninety (90) days after the end of the Plan year or receipt by the Trustee.”

11.                               Section A-3 of Supplement A is hereby amended in its entirety to read as follows:

“A-3                      Exempt Loan.  An ‘Exempt Loan’ is a loan to the Plan or Trust which is primarily for the benefit of Participants and beneficiaries under the Plan, the proceeds of which are used to finance the acquisition of ESOP Stock or to refinance such a loan.  An Exempt Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default.  An Exempt Loan may be secured by a pledge of the financed shares so acquired (or acquired with the proceeds of a prior Exempt Loan which is being refinanced).  No other Trust Fund assets may be pledged as collateral for an Exempt Loan, and no lender shall have recourse against Trust Fund assets other than any financed shares remaining subject to pledge.  If the lender is a party in interest (under ERISA), the Exempt Loan must provide for a transfer of Trust Fund assets on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Exempt Loan.  Any pledge of financed shares must provide for the release of the shares so pledged as payments on the Exempt Loan are made by the Trustee and such financed shares are allocated to Participants’ accounts.  Payments of principal on any Exempt Loan shall be made by the Trustee (as directed by the

5

Committee) only from Employer contributions paid in cash under the Plan to enable the Trust to repay such Exempt Loan, from earnings attributable to such Employer contributions and from any cash dividends received by the Trust on such financed shares or dividends on such other shares of Employer Stock as is permitted under Code section 404(k).  The term ‘earnings’ as used throughout this Supplement A shall refer only to earnings attributable to Employer contributions and shall not include earnings attributable to the sale of ESOP Stock or Employer Stock.”

12.                               Section A-6 of Supplement A is hereby amended in its entirety to read as follows:

“A-6                      Coordination with Employer Contributions.  For each Plan Year the Employer shall make contributions under this Section A-6 which, after taking into account the use of dividends and earnings in accordance with Section A-5, are sufficient to meet all scheduled payments of principal and interest on outstanding Exempt Loans.  Employer contributions under Section 3.2 shall be applied against payments on any Exempt Loan to the extent the Committee in its sole discretion shall determine and ESOP Stock shall then be released.  An Employer’s obligations to contribute under Section 3.2 shall be reduced for such month by the fair market value as of the date of release of the ESOP Stock so released or otherwise allocated as below provided.  To the extent said fair market value is less than said Employer’s obligations under Section 3.2 for any such month, the Employer shall make further contributions to the Trust Fund to fully meet said obligations.  In addition to the foregoing contributions, in any Plan Year, the Employer may make supplemental contributions to be used by the Trustee to prepay any Exempt Loan, to pay expenses of the Plan and any related trust and to satisfy the dividend requirements for that year with respect to Employer Stock allocated to Participants’ Matching Contribution Accounts.  All Matching Contributions shall be used to make payments on Exempt Loans to the extent required to meet any scheduled payments of principal and interest after taking into account the use of dividends and earnings in accordance with Section A-5.”

13.                               Section A-8(e) of Supplement A is hereby amended in its entirety to read as follows:

“(e)                            It is intended that the provisions of this Supplement A shall be applied and construed in a manner consistent with the requirements and provisions of Treasury Regulations § 54.4975-7(b) (8), and any successor regulation thereto.  The number of shares allocable to a Participant’s Matching Contribution Account shall be the number of shares which bears the same ratio to the total shares released for such month and allocable to the contribution made by or on behalf of such Participant by his participating Employer under Section 3.2 for such month bears to the total Employer contributions

6

under Section 3.2 made on behalf of all such Participants for such month, provided, however, that the fair market value of the shares so allocated as of the date of such allocation shall not exceed the Employer’s obligation to contribute under such Sections on behalf of such Participant for such month.”

*    *    *    *    *

To record the adoption of this Amendment to the Plan, the Committee has caused an authorized officer of the Company to affix its corporate name this 29th day of March, 2012.

COVANCE INC.

By:

7